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                                                                       EXHIBIT 2
                                                                       ---------

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION


IN RE:                                                             :      JOINTLY ADMINISTERED
                                                                   :      CASE NO. 95-33643
THE ELDER-BEERMAN STORES CORP.,                                    :
  AN OHIO CORPORATION, ET AL.,                                     :      CHAPTER 11
                                                                   :
                      DEBTORS.                                     :      CHIEF JUDGE CLARK
                                                                   :
------------------------------------------------------------------ :
                                                                   :
(THE ELDER-BEERMAN STORES CORP.)                                   :      (CASE NO. 95-33643)
(THE EL-BEE CHARGIT CORP.)                                         :      (CASE NO. 95-33644)
(THE BEE-GEE SHOE CORP.)                                           :      (CASE NO. 95-33645)
(MARGO'S LAMODE, INC.)                                             :      (CASE NO. 95-33646)
(MCCOOK WHOLESALE CORP.)                                           :      (CASE NO. 95-33647)
(E-B COMMUNITY URBAN REDEVELOPMENT CORP.)                          :      (CASE NO. 95-33648)
(EBA, INC.)                                                        :      (CASE NO. 95-33649)
                                                                   :
                                                                   :      THIRD AMENDED JOINT PLAN OF
                                                                   :      REORGANIZATION OF THE
                                                                   :      ELDER-BEERMAN STORES CORP.
                                                                   :      AND ITS SUBSIDIARIES
------------------------------------------------------------------ :      ----------------------------------


                                                                          RICHARD M. CIERI (0032464)
                                                                          JONES, DAY, REAVIS & POGUE
                                                                          NORTH POINT
                                                                          901 LAKESIDE AVENUE
                                                                          CLEVELAND, OHIO  44114
                                                                          (216) 586-3939

                                                                          SCOTT J. DAVIDO (PA. ATTY. NO. 75565)
                                                                          JONES, DAY, REAVIS & POGUE
                                                                          ONE MELLON BANK CENTER, 31ST FLOOR
                                                                          500 GRANT STREET
                                                                          PITTSBURGH, PENNSYLVANIA 15219
                                                                          (412) 391-3939


                                                                          ATTORNEYS FOR DEBTORS AND DEBTORS
                                                                          IN POSSESSION


                                                                          NOVEMBER 17, 1997


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
                                TABLE OF CONTENTS
                                                                                                                    PAGE

INTRODUCTION...........................................................................................................1

ARTICLE I.        DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME......................................1
         A.       DEFINED TERMS........................................................................................1
                  1.       "ADMINISTRATIVE CLAIM"......................................................................1
                  2.       "ALLOWED CLAIM".............................................................................1
                  3.       "ALLOWED . . . CLAIM".......................................................................1
                  4.       "ALLOWED INTEREST"..........................................................................1
                  5.       "ATKINS"....................................................................................1
                  6.       "ATKINS STIPULATION"........................................................................1
                  7.       "BALLOT"....................................................................................2
                  8.       "BANK LOAN CLAIM"...........................................................................2
                  9.       "BANKRUPTCY CODE"...........................................................................2
                  10.      "BANKRUPTCY COURT"..........................................................................2
                  11.      "BANKRUPTCY RULES"..........................................................................2
                  12.      "BAR DATE"..................................................................................2
                  13.      "BAR DATE ORDER"............................................................................2
                  14.      "BEE-GEE"...................................................................................2
                  15.      "BEERMAN ENTITIES"..........................................................................2
                  16.      "BEERMAN-PEAL"..............................................................................2
                  17.      "BUSINESS DAY"..............................................................................2
                  18.      "CASH DISTRIBUTION AMOUNT"..................................................................2
                  19.      "CASH INVESTMENT YIELD".....................................................................2
                  20.      "CASH MANAGEMENT ORDER".....................................................................2
                  21.      "CHARGIT"...................................................................................2
                  22.      "CLAIM".....................................................................................2
                  23.      "CLAIMS OBJECTION BAR DATE".................................................................2
                  24.      "CLAIMS RESOLUTION COMMITTEE"...............................................................2
                  25.      "CLAIMS TRANSFER ORDER".....................................................................2
                  26.      "CLASS".....................................................................................3
                  27.      "CLOSE OUT NOTICE"..........................................................................3
                  28.      "COLLATERAL"................................................................................3
                  29.      "COMPREHENSIVE SETTLEMENT AGREEMENT"........................................................3
                  30.      "CONFIRMATION"..............................................................................3
                  31.      "CONFIRMATION DATE".........................................................................3
                  32.      "CONFIRMATION HEARING"......................................................................3
                  33.      "CONFIRMATION ORDER"........................................................................3
                  34.      "CREDITORS' COMMITTEES".....................................................................3
                  35.      "CURE AMOUNT CLAIM".........................................................................3
                  36.      "DEBTORS"...................................................................................3
                  37.      "DIP CREDIT AGREEMENT"......................................................................3
                  38.      "DIP LENDER"................................................................................3
                  39.      "DISBURSING AGENT"..........................................................................3
                  40.      "DISCLOSURE STATEMENT"......................................................................3
                  41.      "DISPUTED CLAIM"............................................................................3
                  42.      "DISPUTED CLAIMS RESERVES"..................................................................4
                  43.      "DISPUTED ELDER-BEERMAN CLAIMS RESERVE".....................................................4
                  44.      "DISPUTED INSURED CLAIM" AND "DISPUTED UNINSURED CLAIM".....................................4
                  45.      "DISPUTED INTEREST".........................................................................4
                  46.      "DISPUTED MARGO'S CLAIMS RESERVE"...........................................................4
                  47.      "DISTRIBUTION RECORD DATE"..................................................................4
                  48.      "DOCUMENT REVIEWING CENTERS"................................................................4
                  49.      "EFFECTIVE DATE"............................................................................4
                  50.      "ELDER-BEERMAN".............................................................................4
                  51.      "ELDER-BEERMAN DEBTORS".....................................................................4
                  52.      "ELDER-BEERMAN RESERVE CLASS"...............................................................4
                  53.      "ELDER-BEERMAN SUBSIDIARY DEBTORS"..........................................................4

                  54.      "ESOP"......................................................................................4
                  55.      "ESOP CLAIM"................................................................................4
                  56.      "ESOP COMMITTEE"............................................................................4
                  57.      "ESTATE"....................................................................................5
                  58.      "EXECUTORY CONTRACT AND UNEXPIRED LEASE"....................................................5
                  59.      "EXIT FINANCING FACILITY"...................................................................5
                  60.      "FACE AMOUNT"...............................................................................5
                  61.      "FEE CLAIM".................................................................................5
                  62.      "FEE ORDER".................................................................................5
                  63.      "FILE," "FILED," OR "FILING"................................................................5
                  64.      "FINAL ORDER"...............................................................................5
                  65.      "FIRST CHICAGO".............................................................................5
                  66.      "FIRST CHICAGO SWAP AGREEMENT"..............................................................5
                  67.      "FIRST CHICAGO SWAP CLAIMS".................................................................5
                  68.      "IDRB"......................................................................................5
                  69.      "INSTITUTIONAL LENDERS' COMMITTEE"..........................................................5
                  70.      "INSURED CLAIM".............................................................................5
                  71.      "INTERCOMPANY CLAIM"........................................................................6
                  72.      "INTEREST"..................................................................................6
                  73.      "IRS".......................................................................................6
                  74.      "KEY EMPLOYEE RETENTION PROGRAM ORDERS".....................................................6
                  75.      "MARGO'S"...................................................................................6
                  76.      "MARGO'S RESERVE CLASS".....................................................................6
                  77.      "NATIONAL SECURITIES EXCHANGE"..............................................................6
                  78.      "NBD BANK"..................................................................................6
                  79.      "NBD SWAP CLAIM"............................................................................6
                  80.      "NCB IDRB"..................................................................................6
                  81.      "NEW COMMON STOCK"..........................................................................6
                  82.      "NEW EQUITY"................................................................................6
                  83.      "NEW FORM WARRANT AGREEMENT"................................................................6
                  84.      "NEW PREFERRED STOCK".......................................................................6
                  85.      "NEW REGISTRATION RIGHTS AGREEMENT".........................................................6
                  86.      "NEW RECEIVABLES SECURITIZATION FACILITY"...................................................6
                  87.      "NEW REVOLVING CREDIT FACILITY".............................................................6
                  88.      "NEW SERIES A WARRANTS".....................................................................6
                  89.      "NEW SERIES B WARRANTS".....................................................................7
                  90.      "NEW SHARE PURCHASE RIGHTS".................................................................7
                  91.      "NEW SHARE PURCHASE RIGHTS AGREEMENT".......................................................7
                  92.      "NEW TAX INDEMNIFICATION AGREEMENT".........................................................7
                  93.      "NEW TAX SHARING AGREEMENT".................................................................7
                  94.      "NEW WARRANTS"..............................................................................7
                  95.      "NEW WARRANTS AGREEMENTS"...................................................................7
                  96.      "NOTE CLAIM"................................................................................7
                  97.      "OHIO REVISED CODE".........................................................................7
                  98.      "OLD COMMON STOCK OF . . .".................................................................7
                  99.      "OLD EQUITY"................................................................................7
                  100.     "OLD NOTES".................................................................................7
                  101.     "OLD PREFERRED STOCK".......................................................................7
                  102.     "ORDINARY COURSE PROFESSIONALS ORDER".......................................................7
                  103.     "PERFORMANCE INCENTIVE PLAN"................................................................7
                  104.     "PERSONAL INJURY CLAIMS"....................................................................7
                  105.     "PETITION DATE".............................................................................7
                  106.     "PLAN"......................................................................................7
                  107.     "PREPETITION CREDIT FACILITY"...............................................................7
                  108.     "PREPETITION NOTE AGREEMENTS"...............................................................8
                  109.     "PRINCIPAL MUTUAL MORTGAGE".................................................................8
                  110.     "PRINCIPAL MUTUAL MORTGAGE CLAIM"...........................................................8
                  111.     "PRIORITY CLAIM"............................................................................8
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                                       ii

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
                  112.     "PRIORITY TAX CLAIM"........................................................................8
                  113.     "PRO RATA"..................................................................................8
                  114.     "PROFESSIONAL"..............................................................................8
                  115.     "QUARTERLY DISTRIBUTION DATE"...............................................................8
                  116.     "REAL PROPERTY EXECUTORY CONTRACT AND UNEXPIRED LEASE"......................................8
                  117.     "RECLAMATION PROGRAM ORDER".................................................................8
                  118.     "REINSTATED" OR "REINSTATEMENT".............................................................8
                  119.     "REORGANIZATION CASE".......................................................................9
                  120.     "REORGANIZED . . .".........................................................................9
                  121.     "RESERVE CLASSES"...........................................................................9
                  122.     "RESTRUCTURING TRANSACTIONS"................................................................9
                  123.     "SCHEDULES".................................................................................9
                  124.     "SECONDARY LIABILITY CLAIM".................................................................9
                  125.     "SECURED CLAIM".............................................................................9
                  126.     "SECURITIES ACT"............................................................................9
                  127.     "STIPULATION OF AMOUNT AND NATURE OF CLAIM".................................................9
                  128.     "THIRD PARTY DISBURSING AGENT"..............................................................9
                  129.     "TOLEDO STORES MODIFICATION AGREEMENTS"....................................................10
                  130.     "TRADE CLAIM"..............................................................................10
                  131.     "TRADE CREDITORS' COMMITTEE"...............................................................10
                  132.     "UNINSURED CLAIM"..........................................................................10
                  133.     "UNSECURED CLAIM"..........................................................................10
                  134.     "UNTENDERED SECURITIES"....................................................................10
                  135.     "VOTING DEADLINE"..........................................................................10
         B.       RULES OF INTERPRETATION AND COMPUTATION OF TIME.....................................................10
                  1.       RULES OF INTERPRETATION....................................................................10
                  2.       COMPUTATION OF TIME........................................................................10

ARTICLE II.       CLASSES OF CLAIMS AND INTERESTS.....................................................................10
         A.       CLASSES OF CLAIMS AGAINST THE DEBTORS...............................................................11
                  1.       SECURED CLAIMS.............................................................................11
                           A.       CLASS C-1 (NCB IDRB CLAIMS AND PRINCIPAL MUTUAL MORTGAGE CLAIM)...................11
                           B.       CLASS C-2 (OTHER SECURED CLAIMS)..................................................11
                  2.       UNSECURED CLAIMS...........................................................................11
                           A.       CLASS C-3 (UNSECURED PRIORITY CLAIMS).............................................11
                           B.       CLASS C-4 (CONVENIENCE CLAIMS)....................................................11
                           C.       CLASS C-5 (GENERAL UNSECURED CLAIMS)..............................................11
                           D.       CLASS C-6 (MARGO'S UNSECURED CLAIMS)..............................................11
                           E.       CLASS C-7 (INTERCOMPANY CLAIMS)...................................................11
         B.       CLASSES OF INTERESTS IN THE DEBTORS.................................................................11
                  1.       CLASS E-1 (SUBSIDIARY OLD COMMON STOCK INTERESTS)..........................................11
                  2.       CLASS E-2 (ELDER-BEERMAN OLD COMMON STOCK INTERESTS).......................................11
                  3.       CLASS E-3 (OTHER INTERESTS IN ELDER-BEERMAN)...............................................11

ARTICLE III.               TREATMENT OF CLAIMS AND INTERESTS..........................................................11
         A.       UNCLASSIFIED CLAIMS.................................................................................11
                  1.       PAYMENT OF ADMINISTRATIVE CLAIMS...........................................................11
                           a.       ADMINISTRATIVE CLAIMS IN GENERAL..................................................11
                           b.       STATUTORY FEES....................................................................12
                           c.       ORDINARY COURSE LIABILITIES.......................................................12
                           d.       CLAIMS UNDER DIP CREDIT AGREEMENT AND THE FIRST CHICAGO SWAP AGREEMENT............12
                                    i.      DIP CREDIT AGREEMENT......................................................12
                                    ii.     THE FIRST CHICAGO SWAP AGREEMENT..........................................12
                           e.       FEE CLAIMS OF ESOP COMMITTEE AND BEERMAN ENTITIES.................................12
                           f.       BAR DATES FOR ADMINISTRATIVE CLAIMS...............................................12
                                    i.      GENERAL BAR DATE PROVISIONS...............................................12
                                    ii.     BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS...............................13
                                            A.       PROFESSIONAL COMPENSATION........................................13
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

                                            B.       ORDINARY COURSE LIABILITIES......................................13
                                            C.       CLAIMS UNDER DIP CREDIT AGREEMENT AND THE FIRST CHICAGO SWAP
                                                     CLAIMS...........................................................13
                  2.       PAYMENT OF PRIORITY TAX CLAIMS.............................................................13
                           a.       PRIORITY TAX CLAIMS...............................................................13
                           b.       OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY TAX CLAIMS......................13
         B.       CLASSIFIED CLAIMS...................................................................................14
                  1.       SECURED CLAIMS.............................................................................14
                           a.       CLASS C-1 CLAIMS (NCB IDRB CLAIMS AND PRINCIPAL MUTUAL MORTGAGE CLAIM)............14
                           b.       CLASS C-2 CLAIMS (OTHER SECURED CLAIMS)...........................................14
                  2.       UNSECURED CLAIMS...........................................................................14
                           a.       CLASS C-3 CLAIMS (UNSECURED PRIORITY CLAIMS)......................................14
                           b.       CLASS C-4 CLAIMS (CONVENIENCE CLAIMS).............................................14
                           c.       CLASS C-5 CLAIMS (GENERAL UNSECURED CLAIMS).......................................14
                           d.       CLASS C-6 CLAIMS (MARGO'S UNSECURED CLAIMS).......................................14
                           e.       CLASS C-7 CLAIMS (INTERCOMPANY CLAIMS)............................................14
         C.       CLASSIFIED INTERESTS................................................................................14
                  1.       CLASS E-1 INTERESTS (SUBSIDIARY OLD COMMON STOCK INTERESTS)................................14
                  2.       CLASS E-2 INTERESTS (ELDER-BEERMAN OLD COMMON STOCK INTERESTS).............................14
                  3.       CLASS E-3 INTERESTS (OTHER INTERESTS IN ELDER-BEERMAN).....................................14
         D.       SPECIAL PROVISIONS REGARDING TREATMENT OF ALLOWED SECONDARY LIABILITY CLAIMS........................15

ARTICLE IV.       MEANS FOR IMPLEMENTATION OF THE PLAN................................................................15
         A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED DEBTORS......................15
         B.       RESTRUCTURING TRANSACTIONS..........................................................................15
                  1.       RESTRUCTURING TRANSACTIONS GENERALLY.......................................................15
                  2.       OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING TRANSACTION....................16
         C.       CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS, AND COMPENSATION
                  PROGRAMS............................................................................................16
                  1.       ARTICLES OF INCORPORATION AND CODE OF REGULATIONS..........................................16
                           a.       REORGANIZED ELDER-BEERMAN.........................................................16
                           b.       THE REORGANIZED ELDER-BEERMAN SUBSIDIARY DEBTORS..................................16
                  2.       DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS..........................................16
                  3.       NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION, AND OTHER RELATED AGREEMENTS AND INCENTIVE
                           COMPENSATION PROGRAMS......................................................................17
                  4.       CORPORATE ACTION...........................................................................17
         D.       EXIT FINANCING FACILITY, OBTAINING CASH FOR PLAN DISTRIBUTIONS, AND TRANSFERS OF FUNDS AMONG
                  THE DEBTORS.........................................................................................17
         E.       EXECUTION OF AGREEMENTS RELATED TO NEW EQUITY.......................................................17
         F.       PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT AGREEMENTS AND RELEASES................................17
                  1.       PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND REORGANIZED DEBTORS....................17
                  2.       SETTLEMENT AGREEMENTS AND RELEASES.........................................................18
                           a.       COMPREHENSIVE SETTLEMENT AGREEMENT................................................18
                           b.       RELEASES BY HOLDERS OF CLAIMS OR INTERESTS........................................18
                           c.       INJUNCTION RELATED TO RELEASES....................................................18
         G.       CONTINUATION OF CERTAIN EMPLOYEE, RETIREE, AND WORKERS' COMPENSATION BENEFITS.......................18
                  1.       EMPLOYEE BENEFITS..........................................................................18
                  2.       RETIREE HEALTH, MEDICAL, AND LIFE INSURANCE BENEFITS.......................................19
                  3.       PURCHASE DISCOUNT FOR RETIREES.............................................................19
                  4.       SELF-INSURED WORKERS' COMPENSATION BENEFITS................................................19
         H.       LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED INSURED CLAIMS.......................19
         I.       CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES, AND OTHER DOCUMENTATION......................19
         J.       OTHER AGREEMENTS RELATED TO IMPLEMENTATION OF THE PLAN..............................................19
         K.       RELEASE OF LIENS....................................................................................20
         L.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES.................20

ARTICLE V.        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...............................................20
         A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND ASSIGNED......................20
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
                  1.       ASSUMPTION AND ASSIGNMENT GENERALLY........................................................20
                  2.       ASSUMPTIONS AND ASSIGNMENTS OF REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES......20
                  3.       ASSUMPTION OF TOLEDO, OHIO STORES LEASES AS MODIFIED.......................................21
                  4.       ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS......................................21
                  5.       APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS....................................................21
         B.       PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................21
         C.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED.............................................21
         D.       BAR DATE FOR REJECTION DAMAGES......................................................................22
         E.       SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE ISSUES...............................................22
                  1.       OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS, AND EMPLOYEES................................22
                  2.       REINSTATEMENT OF ALLOWED SECONDARY LIABILITY CLAIMS ARISING FROM OR RELATED TO
                           EXECUTORY CONTRACTS OR UNEXPIRED LEASES ASSUMED BY THE DEBTORS.............................22
         F.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER
                  THE PETITION DATE...................................................................................22

ARTICLE VI.       PROVISIONS GOVERNING DISTRIBUTIONS..................................................................23
         A.       DISTRIBUTIONS FOR CLAIMS OR INTERESTS ALLOWED AS OF THE EFFECTIVE DATE..............................23
                  1.       DISTRIBUTIONS TO BE MADE ON EFFECTIVE DATE.................................................23
                  2.       DISTRIBUTIONS ON EFFECTIVE DATE IN RESPECT OF ELDER-BEERMAN RESERVE CLASS CLAIMS...........23
                  3.       DISTRIBUTIONS ON EFFECTIVE DATE IN RESPECT OF MARGO'S RESERVE CLASS CLAIMS.................23
         B.       METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS........................................................23
         C.       COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS................................23
         D.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS..............................23
                  1.       DELIVERY OF DISTRIBUTIONS IN GENERAL.......................................................23
                  2.       UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS......................................24
                           a.       HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS.............................24
                           b.       AFTER DISTRIBUTIONS BECOME DELIVERABLE............................................24
                           c.       FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS......................................24
         E.       DISTRIBUTION RECORD DATE............................................................................24
         F.       MEANS OF CASH PAYMENTS..............................................................................25
         G.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED.................................................25
                  1.       ALLOWED CLAIMS OR ALLOWED INTERESTS IN NON-RESERVE CLASSES.................................25
                  2.       ALLOWED CLAIMS IN RESERVE CLASSES..........................................................25
                           a.       INITIAL DISTRIBUTIONS.............................................................25
                           b.       ADDITIONAL QUARTERLY DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS........25
                  3.       DISTRIBUTIONS OF NEW EQUITY ...............................................................25
                  4.       DE MINIMIS DISTRIBUTIONS...................................................................26
                  5.       COMPLIANCE WITH TAX REQUIREMENTS...........................................................26
         H.       SETOFFS.............................................................................................26
         I.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES.....................................................26
                  1.       UNTENDERED SECURITIES......................................................................27
                  2.       LOST, STOLEN, MUTILATED, OR DESTROYED UNTENDERED SECURITIES................................27
                  3.       FAILURE TO SURRENDER CANCELED UNTENDERED SECURITIES........................................27
                  4.       OTHER NOTES, INSTRUMENTS, OR DOCUMENTS.....................................................27

ARTICLE VII.               PROCEDURES FOR RESOLVING DISPUTED CLAIMS OR INTERESTS......................................27
         A.       PROSECUTION OF OBJECTIONS TO CLAIMS OR INTERESTS....................................................27
                  1.       OBJECTIONS TO CLAIMS OR INTERESTS..........................................................27
                  2.       AUTHORITY TO PROSECUTE OBJECTIONS..........................................................27
         B.       TREATMENT OF DISPUTED CLAIMS OR DISPUTED INTERESTS..................................................28
                  1.       NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS OR DISPUTED INTERESTS AND DISPUTED
                           CLAIMS RESERVES............................................................................28
                  2.       FUNDING OF DISPUTED CLAIMS RESERVES AND RECOURSE...........................................28
                           a.       FUNDING...........................................................................28
                           b.       RECOURSE..........................................................................28
                  3.       PROPERTY HELD IN DISPUTED CLAIMS RESERVES..................................................28
         C.       DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS OR DISPUTED INTERESTS ONCE ALLOWED......................29
         D.       TAX REQUIREMENTS FOR INCOME GENERATED BY DISPUTED CLAIM RESERVES....................................29
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

ARTICLE VIII.     CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...................................29
         A.       CONDITIONS TO CONFIRMATION..........................................................................29
         B.       CONDITIONS TO EFFECTIVE DATE........................................................................29
         C.       WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE DATE..............................................30
         D.       EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE.............................................30

ARTICLE IX.       CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN..............................................30
         A.       CONFIRMABILITY AND SEVERABILITY OF A PLAN...........................................................30
         B.       CRAMDOWN............................................................................................30

ARTICLE X.        DISCHARGE, TERMINATION, INJUNCTION, AND SUBORDINATION RIGHTS........................................31
         A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS....................................................31
         B.       INJUNCTIONS.........................................................................................31
         C.       TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES..............32

ARTICLE XI.       RETENTION OF JURISDICTION...........................................................................32

ARTICLE XII.               MISCELLANEOUS PROVISIONS...................................................................33
         A.       DISSOLUTION OF THE CREDITORS' COMMITTEES AND CREATION OF THE CLAIMS RESOLUTION COMMITTEE............33
                  1.       CREDITORS' COMMITTEE.......................................................................33
                  2.       CLAIMS RESOLUTION COMMITTEE................................................................33
                           a.       FUNCTION AND COMPOSITION OF THE COMMITTEE.........................................33
                           b.       COMMITTEE PROCEDURES..............................................................33
                           c.       EMPLOYMENT OF PROFESSIONALS BY THE COMMITTEE AND REIMBURSEMENT OF COMMITTEE
                                    MEMBERS...........................................................................34
                           d.       DISSOLUTION OF THE COMMITTEE......................................................34
         B.       LIMITATION OF LIABILITY.............................................................................34
         C.       MODIFICATION OF THE PLAN............................................................................34
         D.       REVOCATION OF THE PLAN..............................................................................34
         E.       SEVERABILITY OF PLAN PROVISIONS.....................................................................34
         F.       SUCCESSORS AND ASSIGNS..............................................................................35
         G.       SERVICE OF CERTAIN PLAN EXHIBITS AND DISCLOSURE STATEMENT EXHIBITS..................................35
         H.       SERVICE OF DOCUMENTS................................................................................35
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                               TABLE OF EXHIBITS(1)


Exhibit I.A.29             Comprehensive Settlement Agreement

Exhibit I.A.83             New Form Warrant Agreement

Exhibit I.A.85             New Registration Rights Agreement

Exhibit I.A.86             Terms of New Receivables Securitization Facility

Exhibit I.A.87             Terms of New Revolving Credit Facility

Exhibit I.A.91             New Share Purchase Rights Agreement

Exhibit I.A.92             New Tax Indemnification Agreement

Exhibit I.A.93             New Tax Sharing Agreement

Exhibit I.A.129            Terms of Toledo Stores Modification Agreements(2)

Exhibit IV.C.1.a(i)        Articles of Incorporation of Reorganized Elder-Beerman

Exhibit IV.C.1.a(ii)       Code of Regulations of Reorganized Elder-Beerman

Exhibit IV.C.1.b(i)        Articles of Incorporation of each Reorganized Elder-Beerman Subsidiary Debtor

Exhibit IV.C.1.b(ii)       Code of Regulations of each Reorganized Elder-Beerman Subsidiary Debtor

Exhibit IV.C.2             Initial directors and officers of each of the Reorganized Debtors(2)

Exhibit IV.C.3             Forms of employment and other agreements and plans that are to take effect as of the
                           Effective Date

Exhibit V.A.1              Schedule of Executory Contracts and Unexpired Leases to be Assumed and Assigned

Exhibit V.C                Nonexclusive Schedule of Executory Contracts and Unexpired Leases to be Rejected

--------

1    Except as otherwise indicated, all Exhibits are available for review at the Document Reviewing Centers.

2    To be Filed and available for review at the Document Reviewing Centers no later than 10 days before the hearing on confirmation of the Plan.

                                  INTRODUCTION

         The Elder-Beerman Stores Corp. ("Elder-Beerman") and the other above-captioned debtors and debtors in possession (collectively, the "Debtors") propose the following joint plan of reorganization (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. Section 1129. Reference is made to the Debtors' disclosure statement, filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections, and properties, and for a summary and analysis of the Plan. There are also other agreements and documents on file with the Bankruptcy Court that are referenced in the Plan or the Disclosure Statement that are available for review.

                                   ARTICLE I.
                     DEFINED TERMS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

A.       DEFINED TERMS

            As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         1. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services, and payments for inventories, leased equipment, and premises); (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930; (d) Claims for reclamation allowed in accordance with section 546(c) (2) of the Bankruptcy Code and the Reclamation Program Order, to the extent not already paid pursuant to the Reclamation Program Order; (e) all Intercompany Claims accorded priority pursuant to section 364(c)(1) of the Bankruptcy Code or the Cash Management Order; (f) the First Chicago Swap Claims; and (g) the professional fees and expenses of approximately $7,000 incurred by First Chicago in connection with the Claims Transfer Order.

         2. "ALLOWED CLAIM" means:

                  a. a Claim that has been listed by a particular Debtor on its Schedules as other than disputed, contingent, or unliquidated, to the extent that it is not otherwise a Disputed Claim;

                  b. a Claim for which a proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law, to the extent that it is not otherwise a Disputed Claim; or

                  c. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder on or after the Effective Date; (ii) in any contract, instrument, or other agreement entered into in connection with the Plan; (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

         3. "ALLOWED . . . CLAIM" means an Allowed Claim in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

         4. "ALLOWED INTEREST" means an Interest: (a) that is registered or listed as of the Distribution Record Date in a stock register that is maintained by or on behalf of a Debtor and (b) either (i) is not a Disputed Interest or
(ii) has been allowed (A) in any Stipulation of Amount and Nature of Claim executed by Reorganized Elder-Beerman and an Interest holder on or after the Effective Date; (B) in any contract, instrument, or other agreement entered into in connection with the Plan; (C) in a Final Order; or (D) pursuant to the terms of the Plan.

         5. "ATKINS" means Frederick Atkins, Incorporated.

         6. "ATKINS STIPULATION" means the Final Stipulated Order Resolving Motion of Debtors and Debtors in Possession for an Order Approving Stipulated Order Assuming Frederick Atkins, Incorporated Standard Service Agreement, entered by the Bankruptcy Court.

         7. "BALLOT" means the form or forms distributed to each holder of an impaired Claim or Interest on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim or Interest under the Plan.

         8. "BANK LOAN CLAIM" means a Claim under or evidenced by the Prepetition Credit Facility.

         9. "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

         10. "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Reorganization Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such District Court.

         11. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         12. "BAR DATE" means the applicable bar date by which a proof of Claim or proof of Interest must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

         13. "BAR DATE ORDER" means the Order Establishing Bar Dates for Filing Proofs of Claims and Interests entered by the Bankruptcy Court on March 15, 1996, as the same may have been or may be amended, modified, or supplemented.

         14. "BEE-GEE" means The Bee-Gee Shoe Corp., an Ohio corporation, and one of the Debtors.

         15. "BEERMAN ENTITIES" means, collectively; (a) Beerman-Peal; (b) The Beerman-Peal Corporation; (c) Beerman Investments, Inc.; (d) The Beerman Corporation; and (e) each of the other entities affiliated with Beerman-Peal that are identified in paragraph 3.b of the Comprehensive Settlement Agreement.

         16. "BEERMAN-PEAL" means Beerman-Peal Holdings, Inc., an Ohio corporation, and the holder of the Old Common Stock of Elder-Beerman.

         17. "BUSINESS DAY" means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         18. "CASH DISTRIBUTION AMOUNT" means $79,150,000, subject to an increase of $548,730 if Atkins makes the election in paragraph 2 of the Atkins Stipulation to have its "Cure Claim" (as defined in the Atkins Stipulation) treated as a Class C-5 Claim.

         19. "CASH INVESTMENT YIELD" means the net yield earned by the applicable Disbursing Agent from the investment of cash held pending distribution pursuant to the Plan (including any cash received by such Disbursing Agent on account of dividends and other distributions on New Common Stock), which investment will be in a manner consistent with the Reorganized Elder-Beerman's investment and deposit guidelines.

         20. "CASH MANAGEMENT ORDER" means the Order (A) Approving Centralized Cash Management System, Use of Existing Bank Accounts and Business Forms, and Current Investment and Deposit Guidelines and (B) According Priority Status to All Postpetition Intercompany Claims, entered by the Bankruptcy Court on October 17, 1995.

         21. "CHARGIT" means The El-Bee Chargit Corp., an Ohio corporation, and one of the Debtors.

         22. "CLAIM" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

         23. "CLAIMS OBJECTION BAR DATE" means, for all Claims, other than those Claims allowed in accordance with Section I.A.2.c, the latest of: (a) 60 days after the Effective Date; (b) 45 days after the Filing of a proof of claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules, or a Final Order for objecting to such Claim.

         24. "CLAIMS RESOLUTION COMMITTEE" means the committee to be established pursuant to Section XII.A.2.

         25. "CLAIMS TRANSFER ORDER" means the Agreed Order Establishing Procedure for Transfer/Assignment of Claims, entered by the Bankruptcy Court on August 20, 1997.

         26. "CLASS" means a class of Claims or Interests, as described in
Article II.

         27. "CLOSE OUT NOTICE" means a written notice provided by Reorganized Elder-Beerman to First Chicago of Reorganized Chargit's intent to close out all of the outstanding interest rate swaps under the First Chicago Swap Agreement.

         28. "COLLATERAL" means any property of the Debtors that is subject to a valid and enforceable lien to secure a Claim.

         29. "COMPREHENSIVE SETTLEMENT AGREEMENT" means, the Settlement Agreement among the Debtors, the ESOP, the ESOP Committee, and the Beerman Entities, substantially in the form of Exhibit I.A.29.

         30. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

         31. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         32. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

         33. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         34. "CREDITORS' COMMITTEES" means, collectively: (a) the Trade Creditors' Committee, (b) the Institutional Lenders' Committee, and (c) any other committee of creditors appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

         35. "CURE AMOUNT CLAIM" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

         36. "DEBTORS" means, collectively, the above-captioned debtors and debtors in possession.

         37. "DIP CREDIT AGREEMENT" means, collectively: (a) the Post-Petition Loan and Security Agreement, dated as of October 16, 1995, as subsequently amended and modified, among Elder-Beerman and Chargit (as borrowers), the Guarantors Party thereto (as guarantors), those entities identified therein as "Lenders" and their respective successors and assigns, Citibank, N.A. (as issuer), and Citicorp U.S.A., Inc. (as agent and swing loan bank); (b) all amendments and extensions thereto; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

         38. "DIP LENDER" means, collectively: (a) those entities identified as "Lenders" in the DIP Credit Agreement and their respective successors and assigns, (b) Citibank, N.A. (as issuer), and (c) Citicorp U.S.A., Inc. (as agent and swing loan bank).

         39. "DISBURSING AGENT" means Reorganized Elder-Beerman, in its capacity as a disbursing agent pursuant to Article VI, or any Third Party Disbursing Agent.

         40. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified, or supplemented.

         41. "DISPUTED CLAIM" means:

                 a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law:
         (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent, or unliquidated, but as to which the applicable Debtor, Reorganized Debtor, or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date, but only to the extent of the difference between the amount of the Claim listed in the Schedules and the amount of such Claim asserted in the objection, or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent, or unliquidated;

                 b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules, but only to the extent of such variation; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent, or unliquidated; (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor, or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order, but only to the extent of the difference between the amount of the Claim asserted in the proof of Claim and the amount of such Claim asserted in the objection; or (v) any Personal Injury Claim; or

                 c. notwithstanding a. or b. above, any Allowed Secondary Liability Claim against Elder-Beerman for which the underlying Claim is an Allowed Class C-6 Claim, until the holder of such Class C-6 Claim has received the full recovery to which such holder is entitled under
         Section III.B.2.d in respect of such Class C-6 Claim.

         42. "DISPUTED CLAIMS RESERVES" means, collectively, the Disputed Elder-Beerman Claims Reserve and the Disputed Margo's Claims Reserve.

         43. "DISPUTED ELDER-BEERMAN CLAIMS RESERVE" means the reserve of cash and New Common Stock established pursuant to Section VII.B.2.a for Disputed Claims in the Elder-Beerman Reserve Class, which reserve will be held in trust for holders of Allowed Claims in the Elder-Beerman Reserve Class and will not constitute property of any of the Reorganized Debtors.

         44. "DISPUTED INSURED CLAIM" and "DISPUTED UNINSURED CLAIM" mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

         45. "DISPUTED INTEREST" means: (a) any Interest as to which an objection has been filed by the applicable Debtor, Reorganized Debtor, or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order.

         46. "DISPUTED MARGO'S CLAIMS RESERVE" means the reserve of cash established pursuant to Section VII.B.2.a.iii for Disputed Claims in the Margo's Reserve Class, which reserve will be held in trust for holders of Allowed Claims in the Margo's Reserve Class and will not constitute property of any of the Reorganized Debtors.

         47. "DISTRIBUTION RECORD DATE" means the Confirmation Date.

         48. "DOCUMENT REVIEWING CENTERS" means, collectively: (a) the offices of Jones, Day, Reavis & Pogue located at 901 Lakeside Avenue, Cleveland, Ohio 44114, and (b) any other locations designated by the Debtors at which any party in interest may review all of the exhibits and schedules to the Plan and the Disclosure Statement.

         49. "EFFECTIVE DATE" means a Business Day, as determined by the Debtors, that (a) is as soon as reasonably practicable after the Confirmation Date and (b) is the day on which (i) all conditions to the Effective Date in
Section VIII.B have been met or waived pursuant to Section VIII.C and (ii) no stay of the Confirmation Order is in effect.

         50. "ELDER-BEERMAN" means The Elder-Beerman Stores Corp., an Ohio corporation, one of the Debtors, and the direct parent corporation of each of the other Debtors.

         51. "ELDER-BEERMAN DEBTORS" means all Debtors other than Margo's.

         52. "ELDER-BEERMAN RESERVE CLASS" means Class C-5.

         53. "ELDER-BEERMAN SUBSIDIARY DEBTORS" means, individually or collectively, a Debtor or Debtors other than Elder-Beerman, as applicable.

         54. "ESOP" means The Elder-Beerman Stores Corp. Profit Sharing and Stock Ownership Plan.

         55. "ESOP CLAIM" means the Allowed Unsecured Claim of the ESOP in an amount such that the ESOP's Pro Rata share of the distributions to be made to Class C-5 equals 5.25% of the distributions to be made to such Class, which Claim is estimated to total approximately $13 million. This Claim shall be in lieu of all other Claims and Old Preferred Stock Interests of the ESOP in Class E-3 pursuant to the terms of the Comprehensive Settlement Agreement.

         56. "ESOP COMMITTEE" means The Elder-Beerman Stores Corp. Profit Sharing and Stock Ownership Plan Administration Committee.

         57. "ESTATE" means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

         58. "EXECUTORY CONTRACT AND UNEXPIRED LEASE" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

         59. "EXIT FINANCING FACILITY" means, collectively, the New Receivables Securitization Facility and the New Revolving Credit Facility.

         60. "FACE AMOUNT" means:

                 a. when used with reference to a Disputed Insured Claim, either
         (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date, or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount, or (ii) the applicable deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs), if such amount is less than the amount specified in (i) above or the proof of Claim specifies an unliquidated amount; and

                 b. when used with reference to a Disputed Uninsured Claim, either (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount or (ii) the amount of the Claim acknowledged by the applicable Debtor or Reorganized Debtor in any objection Filed to such Claim, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law or if the proof of Claim specifies an unliquidated amount.

         61. "FEE CLAIM" means a Claim under sections 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases.

         62. "FEE ORDER" means, collectively: (a) the Order on Procedure for Allowance and Payment of Professional Interim Fees and Expenses, entered by the Bankruptcy Court on December 12, 1995, and (b) the Order Modifying Interim Fee Order, entered by the Bankruptcy Court on March 26, 1997.

         63. "FILE," "FILED," or "FILING" means file, filed, or filing with the Bankruptcy Court in the Reorganization Cases.

         64. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         65. "FIRST CHICAGO" means The First National Bank of Chicago.

         66. "FIRST CHICAGO SWAP AGREEMENT" means the Interest Rate Swap Agreement, dated July 7, 1989, between Elder-Beerman and First Chicago.

         67. "FIRST CHICAGO SWAP CLAIMS" means the interest rate swap Claims and related guaranty Claims of First Chicago accorded administrative expense priority pursuant to the Order Ratifying Debtors' Interest Rate Swap Arrangements with First National Bank of Chicago, entered by the Bankruptcy Court on October 17, 1995.

         68. "IDRB" means industrial development revenue bond.

         69. "INSTITUTIONAL LENDERS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code, as the same may have been or is constituted from time to time.

         70. "INSURED CLAIM" means any Claim arising from an incident or occurrence that is covered under a Debtor's insurance policy, other than a workers' compensation insurance policy.

         71. "INTERCOMPANY CLAIM" means, collectively: (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor and (b) any Claim not reflected in such book entries that is held by a Debtor against another Debtor.

         72. "INTEREST" means the rights of the holders of the Old Common Stock of any Debtor, the Old Preferred Stock, and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

         73. "IRS" means the Internal Revenue Service of the United States of America.

         74. "KEY EMPLOYEE RETENTION PROGRAM ORDERS" means, collectively: (a) the Order Authorizing Debtors and Debtors in Possession to Implement Key Employee Retention/Performance Program, entered by the Bankruptcy Court on December 14, 1995; (b) the Order Authorizing The Elder-Beerman Stores Corp. to Implement Reorganization Bonus Plan, entered by the Bankruptcy Court on November 15, 1996; and (c) the Order Approving Employment Agreement with New Chief Executive Officer, entered by the Bankruptcy Court on January 3, 1997.

         75. "MARGO'S" means Margo's LaMode, Inc., a Texas corporation, and one of the Debtors.

         76. "MARGO'S RESERVE CLASS" means Class C-6.

         77. "NATIONAL SECURITIES EXCHANGE" means any exchange registered pursuant to Section 6(a) of the Securities Exchange Act of 1934, as amended, including the New York Stock Exchange and the National Association of Securities Dealers Automated Quotation System -- National Market System.

         78. "NBD BANK" means NBD Bank, N.A.

         79. "NBD SWAP CLAIM" means the Claim of NBD Bank against Elder-Beerman under or evidenced by the Interest Rate Swap Agreement, dated as of May 17, 1995, between Elder-Beerman and NBD Bank.

         80. "NCB IDRB" means the IDRBs under or evidenced by the Indenture of Mortgage between County of Warren, Ohio and The Ohio Citizens Trust Co., Toledo, Ohio (n/k/a National City Bank, Northwest), dated as of May 1, 1976, as the same may have been subsequently modified, supplemented, or amended, together with all leases, guaranty agreements, and other instruments or agreements related thereto.

         81. "NEW COMMON STOCK" means the shares of common stock, without par value, of Reorganized Elder-Beerman, authorized pursuant to the articles of incorporation of Reorganized Elder-Beerman.

         82. "NEW EQUITY" means, collectively: (a) the New Common Stock and (b) the New Warrants.

         83. "NEW FORM WARRANT AGREEMENT" means the warrants agreement between Reorganized Elder-Beerman and the warrants agent named therein, substantially in the form of Exhibit I.A.83.

         84. "NEW PREFERRED STOCK" means the Class A, Class B, and Class C Preferred Stock, without par value, of Reorganized Elder-Beerman authorized pursuant to the Amended Articles of Incorporation of Reorganized Elder-Beerman.

         85. "NEW REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between Reorganized Elder-Beerman and holders of New Common Stock named therein with respect to the registration of shares of New Common Stock held by such parties, substantially in the form of Exhibit I.A.85.

         86. "NEW RECEIVABLES SECURITIZATION FACILITY" means the $125 million accounts receivable securitization facility of the Reorganized Debtors, substantially on the terms set forth in Exhibit I.A.86.

         87. "NEW REVOLVING CREDIT FACILITY" means the $125 million revolving credit facility of the Reorganized Debtors, substantially on the terms set forth in Exhibit I.A.87.

         88. "NEW SERIES A WARRANTS" means the warrants to be issued by Reorganized Elder-Beerman to purchase up to 2% of the outstanding common stock of Reorganized Elder-Beerman pursuant to the New Form Warrant Agreement, substantially in the form provided therein, which warrants will have a strike price set to reflect a total equity value for the Reorganized Elder-Beerman Debtors of $160,000,000.

         89. "NEW SERIES B WARRANTS" means the warrants to be issued by Reorganized Elder-Beerman to purchase up to 3% of the outstanding common stock of Reorganized Elder-Beerman pursuant to the New Form Warrant Agreement, substantially in the form provided therein, which warrants will have a strike price set to reflect a total equity value for the Reorganized Elder-Beerman Debtors of $185,000,000.

         90. "NEW SHARE PURCHASE RIGHTS" means the rights to purchase shares of New Preferred Stock, which rights will be issued pursuant to the New Share Purchase Rights Agreement.

         91. "NEW SHARE PURCHASE RIGHTS AGREEMENT" means the share purchase rights agreement, substantially in the form of Exhibit I.A.91, pursuant to which New Share Purchase Rights will be issued.

         92. "NEW TAX INDEMNIFICATION AGREEMENT" means the indemnification agreement among each of the Reorganized Debtors and each of the Beerman Entities, substantially in the form of Exhibit I.A.92.

         93. "NEW TAX SHARING AGREEMENT" means the tax sharing agreement among the Reorganized Debtors, substantially in the form of Exhibit I.A.93.

         94. "NEW WARRANTS" means, collectively: (a) the New Series A Warrants and (b) the New Series B Warrants.

         95. "NEW WARRANTS AGREEMENTS" means, collectively, the New Series A Warrant Agreement and the New Series B Warrant Agreement.

         96. "NOTE CLAIM" means a Claim under or evidenced by the Prepetition Note Agreements.

         97. "OHIO REVISED CODE" means the Revised Code of Ohio Sections 1.01 et seq.

         98. "OLD COMMON STOCK OF . . ." means, when used with reference to a particular Debtor or Debtors, the common stock issued by such Debtor or Debtors and outstanding immediately prior to the Petition Date.

         99. "OLD EQUITY" means, collectively: (a) the Old Common Stock of any of the Debtors and (b) the Old Preferred Stock.

         100. "OLD NOTES" means the promissory notes issued by Elder-Beerman pursuant to the Prepetition Note Agreements.

         101. "OLD PREFERRED STOCK" means the preferred stock (Series B) of Elder-Beerman issued and outstanding immediately prior to the Petition Date.

         102. "ORDINARY COURSE PROFESSIONALS ORDER" means, collectively: (a) the Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Professionals in the Ordinary Course of Debtors' Businesses, entered by the Bankruptcy Court on October 18, 1995, and (b) the Agreed Order Clarifying Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Professionals in the Ordinary Course of Debtors' Businesses, entered by the Bankruptcy Court on April 19, 1996.

         103. "PERFORMANCE INCENTIVE PLAN" means The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan, which is included as part of Exhibit IV.C.3.

         104. "PERSONAL INJURY CLAIMS" means all Claims alleging or involving personal injuries, wrongful death, or damages related thereto or arising in connection therewith asserted against any of the Debtors that, prior to the Effective Date, were not settled, compromised, or otherwise resolved.

         105. "PETITION DATE" means October 17, 1995.

         106. "PLAN" means this joint plan of reorganization for each of the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified, or supplemented.

         107. "PREPETITION CREDIT FACILITY" means the Credit Agreement, dated as of March 22, 1994, among Elder-Beerman, the lender parties named therein, The First National Bank of Chicago (as agent), Bank One, Dayton, NA (as co-agent), The Fifth Third Bank and National City Bank, Dayton (as lead managers), as the same may have been subsequently modified, amended, or supplemented, together with all instruments and agreements related thereto.

         108. "PREPETITION NOTE AGREEMENTS" means, collectively: (a) the Note Agreement, dated as of October 31, 1988, by and among Elder-Beerman and the Purchasers named therein concerning $25,000,000 Principal Amount of 11.05% Senior Notes due October 31, 1998 and (b) the Note Purchase Agreement, dated as of January 15, 1994, by and among Elder-Beerman and the Purchasers named therein concerning $25,000,000 Principal Amount of 7.09% Series A Senior Notes due March 1, 2004, $15,000,000 Principal Amount of 7.43% Series B Senior Notes due March 31, 2006, and $10,000,000 Principal Amount of 6.87% Series C Senior Notes due March 1, 2004, as the same may have been subsequently modified, amended, or supplemented, together with all instruments and agreements related thereto.

         109. "PRINCIPAL MUTUAL MORTGAGE" means the Mortgage by and between The Abco Land Development Corp. (as fee owner), The Beerman Corporation (as mortgagor), and Principal Mutual Life Insurance Company (as mortgagee), as the same may have been subsequently modified, amended, or supplemented, together with all notes, mortgages, and other instruments and agreements related thereto.

         110. "PRINCIPAL MUTUAL MORTGAGE CLAIM" means any Claim under or evidenced by the Principal Mutual Mortgage.

         111. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

         112. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         113. "PRO RATA" means:

                 a. when used with reference to a distribution of cash or New Equity pursuant to Article III, proportionately so that with respect to a particular Allowed Claim, the ratio of (i)(A) the amount of property distributed on account of such Claim to (B) the amount of such Claim, is the same as the ratio of (ii)(A) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (B) the amount of all Allowed Claims in that Class; and

                 b. when used with reference to distributions of the Cash Investment Yield pursuant to Sections VI.A, VI.D, VI.G, and VII.C, the portion of the Cash Investment Yield allocable to a particular Allowed Claim on the basis of the amount of cash then being distributed on account of such Claims (including dividends and other distributions on New Common Stock being distributed on account of such Claim). Calculations of the Pro Rata shares of the Cash Investment Yield to be distributed at any particular time will be based on the Cash Investment Yield generated as of the last day of the month prior to the month in which such distributions are to be made.

         114. "PROFESSIONAL" means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         115. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         116. "REAL PROPERTY EXECUTORY CONTRACT AND UNEXPIRED LEASE" means an Executory Contract or Unexpired Lease relating to a Debtor's interest in real property, and any Executory Contracts and Unexpired Leases appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

         117. "RECLAMATION PROGRAM ORDER" means the Order Establishing Procedures for Settlement and Payment of Reclamation Demands, entered by the Bankruptcy Court on April 11, 1996.

         118. "REINSTATED" or "REINSTATEMENT" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

                  a. The legal, equitable, and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

                  b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

                           i. any such default that occurred before or after the
                 commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

                           ii. the maturity of such Claim or Interest as such
                 maturity existed before such default will be reinstated;

                           iii. the holder of such Claim or Interest will be
                 compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

                           iv. the legal, equitable, or contractual rights to
                 which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

         119. "REORGANIZATION CASE" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

         120. "REORGANIZED . . ." means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date.

         121. "RESERVE CLASSES" means, collectively, Classes C-5 and C-6.

         122. "RESTRUCTURING TRANSACTIONS" means, collectively, those mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions that the Debtors or Reorganized Debtors determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors.

         123. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified, or supplemented.

         124. "SECONDARY LIABILITY CLAIM" means an Unsecured Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally, or secondarily liable for, any contractual, tort, or other obligation of another Debtor, including any Unsecured Claim based on: (a) guaranties of collection, payment, or performance; (b) indemnity bonds, obligations to indemnify, or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements, or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; or (f) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

         125. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

         126. "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

         127. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

         128. "THIRD PARTY DISBURSING AGENT" means an entity designated by Reorganized Elder-Beerman to act as a Disbursing Agent pursuant to Section VI.B.

         129. "TOLEDO STORES MODIFICATION AGREEMENTS" means, collectively, the lease and related agreements between Reorganized Elder-Beerman and the entities named therein, substantially in the form of Exhibit I.A.129.

         130. "TRADE CLAIM" means any Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date, in the ordinary course of the applicable Debtor's business, including any Claim of an employee that is not a Priority Claim.

         131. "TRADE CREDITORS' COMMITTEE" means the Official Committee of Unsecured Trade Creditors appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code, as the same may have been or is constituted from time to time.

         132. "UNINSURED CLAIM" means any Claim that is not an Insured Claim.

         133. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim, Secured Claim, or Intercompany Claim.

         134. "UNTENDERED SECURITIES" means, collectively: (a) all promissory notes and related agreements or instruments executed pursuant to or in connection with the Prepetition Note Agreements; (b) the untendered or unredeemed shares of Old Common Stock of Elder-Beerman issued and outstanding as of the Petition Date; (c) the untendered or unredeemed shares of Old Preferred Stock issued and outstanding as of the Petition Date; and (d) the previously issued common stock of The Elder-Beerman Stores Corp., which is subject to redemption pursuant to the Agreement of Merger by and between E-B Acquisition Co. and The Elder-Beerman Stores Corp., dated as of May 26, 1987.

         135. "VOTING DEADLINE" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, as specified in the Disclosure Statement.

B.       RULES OF INTERPRETATION AND COMPUTATION OF TIME

         1.       RULES OF INTERPRETATION

                 For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified, or supplemented pursuant to the

Plan; (d) any reference to an entity as a holder of a Claim includes that entity's successors, assigns, and affiliates; (e) all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan; (f) the words "herein," "hereunder," and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, articles of incorporation, code of regulations, similar constituent documents, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

         2.       COMPUTATION OF TIME

                 In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.


                                   ARTICLE II.

                         CLASSES OF CLAIMS AND INTERESTS

                 The Plan constitutes a separate plan of reorganization for each Debtor, and each Class of Claims and Interests constitutes a separate Class for each Debtor. All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes for each of the Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.       CLASSES OF CLAIMS AGAINST THE DEBTORS

         1.       SECURED CLAIMS

                 a. CLASS C-1 (NCB IDRB CLAIMS AND PRINCIPAL MUTUAL MORTGAGE CLAIM): NCB IDRB Claims and the Principal Mutual Mortgage Claim.

                 b. CLASS C-2 (OTHER SECURED CLAIMS): Secured Claims that are not otherwise classified in Class C-1.

         2.       UNSECURED CLAIMS

                 a. CLASS C-3 (UNSECURED PRIORITY CLAIMS): Unsecured Claims that are entitled to priority under section 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

                 b. CLASS C-4 (CONVENIENCE CLAIMS): Unsecured Claims against the Elder-Beerman Debtors that would otherwise be classified in Class C-5, for which the Claim holder elects, on the Ballot provided for voting on the Plan, by the Voting Deadline, to include in this Class C-4, provided that if such Claim is greater than $500, such election shall include an election to reduce the amount of the Claim to $500.

                 c. CLASS C-5 (GENERAL UNSECURED CLAIMS): Unsecured Claims against any of the Debtors that are not otherwise classified in Classes C-4, C-6, or C-7, including Bank Loan Claims, Note Claims, the NBD Swap Claim, Trade Claims, and the ESOP Claim.

                 d. CLASS C-6 (MARGO'S UNSECURED CLAIMS): Unsecured Claims against Margo's not otherwise classified in Class C-7.

                 e. CLASS C-7 (INTERCOMPANY CLAIMS): Intercompany Claims.

B.       CLASSES OF INTERESTS IN THE DEBTORS

         1. CLASS E-1 (SUBSIDIARY OLD COMMON STOCK INTERESTS): Interests of Elder-Beerman on account of the Old Common Stock of the Elder-Beerman Subsidiary Debtors.

         2. CLASS E-2 (ELDER-BEERMAN OLD COMMON STOCK INTERESTS): Interests of Beerman-Peal on account of Old Common Stock of Elder-Beerman.

         3. CLASS E-3 (OTHER INTERESTS IN ELDER-BEERMAN): Any Interests in Elder-Beerman that are not otherwise classified in Class E-2, including any Interests of the ESOP in respect of the Old Preferred Stock and Interests in respect of options, warrants, or other rights to purchase Old Preferred Stock or Old Common Stock, whenever granted.


                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A.       UNCLASSIFIED CLAIMS

         1.       PAYMENT OF ADMINISTRATIVE CLAIMS

                  a.       ADMINISTRATIVE CLAIMS IN GENERAL

                 Except as specified in this Section III.A.1, and subject to the bar date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Administrative Claim will receive, in full satisfaction of its Claim, cash equal to the amount of such Administrative Claim on the Effective Date or, if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and Claim holder.

                  b.       STATUTORY FEES

                 On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930 as determined by the Bankruptcy
Court at the Confirmation Hearing, will be paid in cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section
1930 will be paid in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

                  c.       ORDINARY COURSE LIABILITIES

                 Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Claims that are Trade Claims, Administrative Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date), and Administrative Claims arising from those Executory Contracts and Unexpired Leases of the kind described in Section V.F) will be assumed and paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Claims.

                  d. CLAIMS UNDER DIP CREDIT AGREEMENT AND THE FIRST CHICAGO SWAP AGREEMENT

                           i.       DIP CREDIT AGREEMENT

                 On the Effective Date or at a later date determined pursuant to the DIP Credit Agreement, Administrative Claims under or evidenced by the DIP Credit Agreement will be paid in cash equal to the amount of such Administrative Claims.

                           ii.      THE FIRST CHICAGO SWAP AGREEMENT

                 On the Effective Date, Reorganized Chargit will provide First Chicago with a Close Out Notice. The Close Out Notice will include a proposed close out amount in accordance with the terms of the First Chicago Swap Agreement. In connection with the close out of outstanding interest rate swaps and in full satisfaction of the First Chicago Swap Claims, Reorganized Chargit will pay to First Chicago in full in cash as an Administrative Claim a close out amount mutually agreeable to First Chicago and Reorganized Chargit or otherwise established in accordance with the First Chicago Swap Agreement on the later of
(A) the Effective Date or (B) the date that the close out amount is established by agreement of the parties, a Final Order, or otherwise. If First Chicago does not object to the proposed close out amount identified in the Close Out Notice by serving a written statement on Reorganized Chargit in accordance with Section XII.H within 10 days after service of the Close Out Notice, First Chicago will be deemed to have agreed to the close out amount contained in the Close Out Notice.

                  e.       FEE CLAIMS OF ESOP COMMITTEE AND BEERMAN ENTITIES

                 The ESOP Committee and the Beerman Entities may each file, in accordance with Section III.A.1.f.ii.A, an application for payment of their respective Fee Claims pursuant to section 503(b) of the Bankruptcy Code, provided that the Beerman Entities may not seek allowance for payment of any fees or expenses of The Gordian Group. Neither the Debtors, the Reorganized Debtors, nor the Creditors' Committees shall object to such applications other than on grounds that the Fee Claims are not reasonable compensation for actual, necessary services or do not represent actual, necessary expenses; provided, however, that the foregoing will not apply to the Fee Claims of the Beerman Entities if Beerman-Peal votes to reject the Plan. The Fee Claims for which the ESOP may seek approval shall not exceed $700,000, and the Fee Claims for which the Beerman Entities may seek approval shall not exceed $1 million.

                  f.       BAR DATES FOR ADMINISTRATIVE CLAIMS

                           i.       GENERAL BAR DATE PROVISIONS

                 Except as otherwise provided in Section III.A.1.f.ii, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by the applicable bar date will be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors, or their respective property and such Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of: (A) 90 days after the Effective Date or (B) 60 days after the Filing of the applicable request for payment of Administrative Claims.

                           ii.      BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                                    A.       PROFESSIONAL COMPENSATION

                 Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 45 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of: (1) 75 days after the Effective Date or (2) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

                                    B.       ORDINARY COURSE LIABILITIES

                 Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Claims that are Trade Claims, Administrative Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date) and Administrative Claims arising from those Executory Contracts and Unexpired Leases of the kind described in Section V.F) will not be required to File or serve any request for payment of such Claims. Such Claims will be satisfied pursuant to Section III.A.1.c.

                                    C.       CLAIMS UNDER DIP CREDIT AGREEMENT
                                             AND THE FIRST CHICAGO SWAP CLAIMS

                 Holders of Administrative Claims under or evidenced by the DIP Credit Agreement and the First Chicago Swap Claims will not be required to File or serve any request for payment of such Claims. Such Claims will be satisfied pursuant to Section III.A.1.d.

         2.       PAYMENT OF PRIORITY TAX CLAIMS

                  a. PRIORITY TAX CLAIMS

                 Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of a Priority Tax Claim will receive, in full satisfaction of its Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 7.0% per annum on the unpaid portion of each Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to such Claims). Unless otherwise agreed by the holder of such Claim and the applicable Debtor or Reorganized Debtor, the first payment will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (i) an order allowing such Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and Claim holder; provided, however, that the Reorganized Debtors will have the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.

                  b. OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY TAX
                     CLAIMS

                 The holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be discharged by Confirmation of the Plan and the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Reorganized Debtors or their property.

B.       CLASSIFIED CLAIMS

         1.      SECURED CLAIMS

                 a. CLASS C-1 CLAIMS (NCB IDRB CLAIMS AND PRINCIPAL MUTUAL MORTGAGE CLAIM) ARE UNIMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class C-1 will have such Claim Reinstated.

                 b. CLASS C-2 CLAIMS (OTHER SECURED CLAIMS) ARE UNIMPAIRED. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class C-2 will receive treatment on account of such Allowed Claim in the manner set forth in Option A or B below, at the election of the applicable Debtor. The applicable Debtor or Reorganized Debtor will be deemed to have elected Option B except with respect to any Allowed Claim as to which the applicable Debtor elects Option A in a Filed certification prior to the conclusion of the Confirmation Hearing.

                 Option A: Allowed Claims in Class C-2 with respect to which the applicable Debtor or Reorganized Debtor selects Option A will be paid in cash, in full, by such Reorganized Debtor, unless the holder of such Claim agrees to less favorable treatment.

                 Option B: Allowed Claims in Class C-2 with respect to which the applicable Debtor or Reorganized Debtor selects Option B will be Reinstated.

         2.       UNSECURED CLAIMS

                 a. CLASS C-3 CLAIMS (UNSECURED PRIORITY CLAIMS) ARE UNIMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class C-3 will receive cash equal to the amount of such Claim.

                 b. CLASS C-4 CLAIMS (CONVENIENCE CLAIMS) ARE IMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class C-4 will receive cash equal to 85% of the amount of such Claim (as reduced, if applicable, pursuant to an election by the holder thereof).

                 c. CLASS C-5 CLAIMS (GENERAL UNSECURED CLAIMS) ARE IMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class C-5 will receive, in full satisfaction of such Allowed Claim, its Pro Rata share, based upon the principal amount of each holder's Allowed Claim, of: (i) the Cash Distribution Amount and (ii) 12,279,611 shares of New Common Stock.

                 d. CLASS C-6 CLAIMS (MARGO'S UNSECURED CLAIMS) ARE IMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class C-6 will receive, in full satisfaction of such Allowed Claim, its Pro Rata share of $2,516,641.

                 e. CLASS C-7 CLAIMS (INTERCOMPANY CLAIMS) ARE IMPAIRED. No property will be distributed to or retained by the Debtors on account of Claims in Class C-7, and such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Class C-7 Claims, each of the Debtors holding an Intercompany Claim shall be deemed to have accepted the Plan.

C.       CLASSIFIED INTERESTS

         1. CLASS E-1 INTERESTS (SUBSIDIARY OLD COMMON STOCK INTERESTS) ARE UNIMPAIRED. On the Effective Date, Elder-Beerman's Allowed Interests in Class E-1 will be Reinstated.

         2. CLASS E-2 INTERESTS (ELDER-BEERMAN OLD COMMON STOCK INTERESTS) ARE IMPAIRED. On the Effective Date, unless Beerman-Peal rejects the Plan, Beerman-Peal will receive, in full satisfaction of its Allowed Interests in Class E-2: (a) 124,036 shares of New Common Stock, (b) the New Series A Warrants, and (c) the New Series B Warrants. If Beerman-Peal votes to reject the Plan, no property will be distributed to or retained by Beerman-Peal on account of its Allowed Interests in Class E-2, and such Interests will be terminated as of the Effective Date.

         3. CLASS E-3 INTERESTS (OTHER INTERESTS IN ELDER-BEERMAN) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Interests in Class E-3 on account of such Interests, and such Interests will be terminated as of the Effective Date. Notwithstanding this treatment of the Class E-3 Interests of the ESOP, if the ESOP votes in Class C-5 to accept the Plan, the ESOP shall be deemed to have accepted the Plan in Class E-3.

D.       SPECIAL PROVISIONS REGARDING TREATMENT OF ALLOWED SECONDARY LIABILITY
         CLAIMS

                 The classification and treatment of Allowed Claims under the Plan takes into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

         1. The Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any: (a) Allowed Claim that is being Reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor or any other entity, will be Reinstated.

         2. a. Except as provided in Sections III.D.1 or III.D.2.b, holders of Allowed Secondary Liability Claims, including such Claims against Elder-Beerman arising from or related to Elder-Beerman's (i) guarantees of payment or collection of Unsecured Claims in Class C-5 and (ii) assignment of real property leases to Bee-Gee, will be entitled to only one distribution from the Debtor that is primarily liable for the underlying Allowed Claim, which distribution will be as provided in the Plan in respect of such underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted. Allowed Secondary Liability Claims will be deemed satisfied in full by the distributions on account of the related underlying Allowed Claim.

                 b. Section III.D.2.a will not apply to Allowed Secondary Liability Claims against Elder-Beerman related to the assignment of real property leases to Margo's. Such Allowed Claims will be treated as Class C-5 Claims in an amount equal to the difference between: (i) the amount of the underlying Allowed Class C-6 Claims against Margo's and (ii) the amount of the distribution made on account of such Claims pursuant to Section III.B.2.d; provided, however, that each such Claim will be deemed a Disputed Claim until the holder of the applicable underlying Allowed Class C-6 Claim against Margo's has received the full recovery to which such holder is entitled under Section III.B.2.d in respect of such Class C-6 Claim.


                                   ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED
         DEBTORS

                 Except as otherwise provided herein, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise provided herein, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances, and Interests. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire, and dispose of property, and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

B.       RESTRUCTURING TRANSACTIONS

         1.       RESTRUCTURING TRANSACTIONS GENERALLY

                 On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or to otherwise simplify the overall corporate structure of the Reorganized Debtors. Such restructuring is contemplated to include one or more mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include:
(a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

         2. OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING TRANSACTION

                 The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

C. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS, AND COMPENSATION PROGRAMS

         1.      ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

                 a.        REORGANIZED ELDER-BEERMAN

                 As of the Effective Date, the articles of incorporation and the code of regulations of Reorganized Elder-Beerman will be substantially in the forms of Exhibits IV.C.1.a(i) and IV.C.1.a(ii), respectively. The initial articles of incorporation and code of regulations of Reorganized Elder-Beerman will, among other things: (i) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code and
(ii) authorize the issuance of New Equity and New Share Purchase Rights in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized Elder-Beerman may amend and restate its articles of incorporation or code of regulations as permitted by the Ohio Revised Code, subject to the terms and conditions of such constituent documents.

                 b.        THE REORGANIZED ELDER-BEERMAN SUBSIDIARY DEBTORS

                 As of the Effective Date, the articles of incorporation and the code of regulations or similar constituent documents of each Reorganized Elder-Beerman Subsidiary Debtor will be substantially in the forms of Exhibits IV.C.1.b(i) and IV.C.1.b(ii), respectively. The initial articles of incorporation and code of regulations or similar constituent documents of each Reorganized Elder-Beerman Subsidiary Debtor will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date or the effective time of any applicable Restructuring Transaction, each such entity may amend and restate its articles of incorporation or code of regulations or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

         2.      DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS

                 a. The initial board of directors of Reorganized Elder-Beerman will consist of nine members, two of whom are the top two officers of Elder-Beerman and the remainder of whom will be individuals of indisputable integrity, competence, experience, and independence. Elder-Beerman and the Creditors' Committees have agreed to a process to select the remaining seven directors. Pursuant to that process, the Institutional Lenders' Committee and the Trade Creditors' Committee have consulted and selected a proposed slate of directors, which was provided to the Debtors on November 7, 1997. In accordance with the director selection process, if Elder-Beerman has a good faith objection to any of the candidates proposed by the Creditors' Committees, the Institutional Lenders' Committee, after consultation with the Trade Creditors' Committee, will replace those candidates with substitute candidates; provided, however, that no replacement candidate may be proposed to Elder-Beerman by the Institutional Lenders' Committee without the prior agreement of the Trade Creditors' Committee. Upon completion of this process, the initial directors and officers of each of the Reorganized Debtors will be listed on Exhibit IV.C.2.

                 b. Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the terms of the articles of incorporation and code of regulations or similar constituent documents of the applicable Reorganized Debtor and applicable state law. Exhibit IV.C.2 will identify the initial term for each director in accordance with the provisions of the Reorganized Debtors' respective articles of incorporation and code of regulations.

         3. NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION, AND OTHER RELATED AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

                 As of the Effective Date, the Reorganized Debtors will have the authority to: (a) enter into employment, retirement, severance, indemnification, and other agreements with their active directors, officers, and employees and
(b) implement retirement income plans, welfare benefit plans, and other incentive plans for active employees. Such agreements and plans may include equity, bonus, and other incentive plans in which officers and other active employees of the Reorganized Debtors may be eligible to participate. Exhibit IV.C.3 provides the forms of employment and other related agreements and plans that are to take effect as of the Effective Date. In addition, the Disclosure Statement provides a schedule and a general summary and description of the Debtors' employment, retirement, severance, indemnification, and other related agreements and incentive compensation programs that are to take or remain in effect on or as of the Effective Date.

         4.      CORPORATE ACTION

                 The Restructuring Transactions; the adoption of new or amended and restated articles of incorporation and codes of regulations or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; the entry into the Exit Financing Facility; the distribution of cash pursuant to the Plan; the issuance and distribution of New Equity and New Share Purchase Rights pursuant to the Plan; the entry into the Toledo Stores Modification Agreements; the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to any of the foregoing, including the New Warrants Agreements, the New Share Purchase Rights Agreement, the New Registration Rights Agreement, and the Comprehensive Settlement Agreement; the adoption, execution, and implementation of employment, retirement, and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans, and other employee plans and related agreements, including the plans and agreements in Exhibit IV.C.3; entry into the New Tax Indemnification Agreement and the New Tax Sharing Agreement; and the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor will occur and be effective as of the Effective Date, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors or the Reorganized Debtors.

D. EXIT FINANCING FACILITY, OBTAINING CASH FOR PLAN DISTRIBUTIONS, AND TRANSFERS OF FUNDS AMONG THE DEBTORS

                 On the Effective Date, the Reorganized Debtors will execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility. All cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances and operations or the Exit Financing Facility. Cash payments to be made pursuant to the Plan will be made by Reorganized Elder-Beerman or such other Reorganized Debtor that is liable on the underlying Allowed Claim; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable each Reorganized Debtor to satisfy its obligations under the Plan. Any Intercompany Claims resulting from such transfers will be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices.

E.       EXECUTION OF AGREEMENTS RELATED TO NEW EQUITY

                 On the Effective Date, Reorganized Elder-Beerman will execute and deliver the New Share Purchase Rights Agreement, the New Registration Rights Agreement, and, if Beerman-Peal does not vote to reject the Plan, the New Warrants Agreements. As a condition precedent to a holder of an Allowed Claim or Allowed Interest receiving a distribution of New Equity pursuant to the Plan, the applicable parties shall have executed and delivered the applicable agreement governing the particular issue of New Equity to be distributed. Any New Equity to be distributed will, pending execution and delivery of the applicable agreement, be treated as an undeliverable distribution pursuant to
Section VI.D.2 below.

F.       PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT AGREEMENTS AND RELEASES

         1. PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND REORGANIZED DEBTORS

                 Except as provided in the Plan or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights, and causes of action that any Debtor or Estate may hold against any entity. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights, or causes of action as appropriate, in accordance with the best interests of the Reorganized Debtors or the successors holding such claims, demands, rights, or causes of action. Further, the Reorganized Debtors retain their rights to file and pursue any adversary proceedings against any trade creditor, vendor, or factor related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, the Reorganized Debtors will not pursue any avoidance actions against any entities under sections 544, 547, 548, or 549 of the Bankruptcy Code due to the expiration of the applicable two-year statute of limitation for such claims contained in section 546(a)(1)(A) of the Bankruptcy Code.

         2.      SETTLEMENT AGREEMENTS AND RELEASES

                 a.        COMPREHENSIVE SETTLEMENT AGREEMENT

                 On the Effective Date, the Reorganized Debtors and each other party identified in the Comprehensive Settlement Agreement will execute the Comprehensive Settlement Agreement and deliver the releases provided for therein; provided, however, that if Beerman-Peal votes to reject the Plan, the Beerman Entities will not execute and deliver the Comprehensive Settlement Agreement and the Comprehensive Settlement Agreement and the releases described in the following sentence will not apply to the Beerman Entities. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan and the cash, New Equity, contracts, instruments, releases, or other agreements or documents to be delivered in connection with the Plan, including the Comprehensive Settlement Agreement, each entity receiving cash or New Equity pursuant to the Plan will be deemed to release each party to the Comprehensive Settlement Agreement and their respective present and former directors, officers, employees, agents, attorneys, accountants, investment bankers, and other representatives (acting in such capacity) from all claims, demands, debts, rights, causes of action, and liabilities released or to be released pursuant to the Comprehensive Settlement Agreement.

                 b.        RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                 As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan and the cash, New Equity, contracts, instruments, releases, or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds, or may hold a Claim or Interest will be deemed to forever release, waive, and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission, or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization Cases, or the Plan that such entity has, had, or may have against: (i) the Creditors' Committees; (ii) any Debtor (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy
Code); (iii) the ESOP Committee; (iv) Beerman-Peal; and (v) the respective present and former directors, officers, employees, agents, attorneys, accountants, investment bankers, and other representatives of any of the foregoing, acting in such capacity, including any claims, demands, rights, or causes of action that Elder-Beerman or Reorganized Elder-Beerman may have against Max Gutmann or Herbert O. Glaser to recover payment of any severance benefits under the Key Employee Retention Program Orders. Notwithstanding the foregoing, and notwithstanding any other release in any other document to be delivered in connection with the Plan, (i) the Beerman Entities shall not release or be deemed to release any claims, demands, debts, rights, causes of action, or liabilities against any of the Beerman Entities' present or former investment bankers (other than McDonald & Company Securities, Inc.) and (ii) neither Beerman-Peal nor its present or former directors, officers, employees, agents, attorneys, accountants, investment bankers, and other representatives shall receive the release described herein if Beerman-Peal votes to reject the Plan.

                 c.        INJUNCTION RELATED TO RELEASES

                 As further provided in Section X.B, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any claim, demand, debt, right, cause of action, or liability released pursuant to the Plan.

G.       CONTINUATION OF CERTAIN EMPLOYEE, RETIREE, AND WORKERS' COMPENSATION
         BENEFITS

         1.      EMPLOYEE BENEFITS

                 Except as modified by the agreements, plans, and programs described in Exhibit IV.C.3, from and after the Effective Date, the Reorganized Debtors will continue their existing employee benefit policies, plans, and agreements, including: (a) employee purchase discounts; (b) health, life, and travel insurance; (c) sick pay and long-term disability pay; (d) vacation and holiday pay; (e) the ESOP; and (f) the bonus and severance programs established pursuant to the Key Employee Retention Program Orders.

         2.      RETIREE HEALTH, MEDICAL, AND LIFE INSURANCE BENEFITS

                 From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health and medical benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify, or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement, or applicable nonbankruptcy law.

         3.      PURCHASE DISCOUNT FOR RETIREES

                 From and after the Effective Date, the Reorganized Debtors will continue to provide their respective retirees with merchandise and service purchase price discounts, in accordance with the Debtors' current business practices; provided, however, that each of the Reorganized Debtors will have the right to modify, reduce, or eliminate such discounts in its sole discretion without any claims, demands, debts, rights, causes of action, or liabilities arising against the Reorganized Debtors from such action.

         4.      SELF-INSURED WORKERS' COMPENSATION BENEFITS

                 From and after the Effective Date, the Reorganized Debtors will continue to pay the Claims arising before the Petition Date under the Debtors' self-insured workers' compensation programs that the Debtors obtained authority to pay pursuant to the Order Authorizing Debtors and Debtors in Possession to Continue Self-Insured Workers' Compensation Insurance Program and Pay Certain Prepetition Workers' Compensation and Liability Claims, entered by the Bankruptcy Court on October 18, 1995.

H.       LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED INSURED
         CLAIMS

                 Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing in this Section IV.H will constitute a waiver of any claim, demand, debt, right, cause of action, or liability that any entity may hold against any other entity, including the Debtors' insurance carriers.

I.       CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES, AND OTHER
         DOCUMENTATION

                 Except as provided in any contract, instrument, or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, the Prepetition Credit Facility, the Prepetition Note Agreements, the Old Notes, the Old Preferred Stock, and the Old Common Stock of Elder-Beerman will be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The holders of or parties to such canceled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim or Allowed Interest evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent pursuant to Section VI.I.

J.       OTHER AGREEMENTS RELATED TO IMPLEMENTATION OF THE PLAN

         1. As of the Effective Date, the Reorganized Debtors will enter into the New Tax Sharing Agreement, which will, among other things, allocate among the parties thereto responsibility for any post-Effective Date tax obligations and benefits between and among them.

         2. As of the Effective Date, if Beerman-Peal does not vote to reject the Plan, each of the Reorganized Debtors and each of the Beerman Entities named herein will enter into the New Tax Indemnification Agreement, which will, among other things, allocate among the parties thereto responsibility for (a) any pre-Effective Date tax liabilities of the Beerman-Peal consolidated tax group and (b) any tax liabilities of the Beerman-Peal consolidated tax group arising from consummation of the Plan.

         3. As of the Effective Date, Reorganized Elder-Beerman will enter into the Toledo Stores Modification Agreements, which will, among other things, provide for modification of certain terms of the leases relating to Elder-Beerman's stores located at the Westgate and Woodville Malls in Toledo, Ohio.

         4. As of the Confirmation Date, the Performance Incentive Plan, which is included as part of Exhibit IV.C.3, becomes effective under its own terms and as provided in Section IV.C.4. As of the date the Performance Incentive Plan becomes effective, the Performance Incentive Plan will be deemed authorized and approved in all respects and for all purposes without any requirements of further action by shareholders or directors of Elder-Beerman or Reorganized Elder-Beerman.

K.       RELEASE OF LIENS

                 Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all mortgages, deeds of trust, liens, or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, or other security interests will revert to the applicable Reorganized Debtor and its successors and assigns.

L. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

                 The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Senior Vice President, or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of New Equity; (b) the creation of any mortgage, deed of trust, lien, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation, or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan will not be subject to any stamp tax, real estate transfer tax, or similar tax.


                                   ARTICLE V.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND
         ASSIGNED

         1.      ASSUMPTION AND ASSIGNMENT GENERALLY

                 Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors will assume, or assume and assign, as indicated, each of the Executory Contracts and Unexpired Leases listed on Exhibit V.A.1; provided, however, that the Debtors and Reorganized Debtors reserve the right, at any time prior to 60 days after the Effective Date, to amend Exhibit V.A.1 to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C, or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section V.A.1. The Debtors or Reorganized Debtors will provide notice of any amendments to Exhibit V.A.1 to the parties to the Executory Contracts or Unexpired Leases affected thereby, and (a) if such amendments are made before the Effective Date, to the parties on the then applicable service list in the Reorganization Cases (including the Creditors' Committees) and (b) if such amendments are made on or after the Effective Date, to the Claims Resolution Committee. Any amendment to Exhibit V.A.1 after the Effective Date to delete an Executory Contract or Unexpired Lease listed therein will be deemed and treated as a rejection of such contract or lease pursuant to section 365(g)(1) of the Bankruptcy Code as of the Effective Date. Each contract and lease listed on Exhibit V.A.1 will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.A.1 will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements as described in Section V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

         2. ASSUMPTIONS AND ASSIGNMENTS OF REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                 Each Real Property Executory Contract and Unexpired Lease listed on Exhibit V.A.1 will include any modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument, or other document is listed on Exhibit V.A.1, unless any such modification, amendment, supplement, restatement, or other agreement is rejected pursuant to Section V.C and is listed on Exhibit V.C.

         3.      ASSUMPTION OF TOLEDO, OHIO STORES LEASES AS MODIFIED

                 Elder-Beerman's assumption of the Unexpired Leases listed on
Exhibit V.A.1 with respect to its Westgate and Woodville department stores located in Toledo, Ohio will be on the terms of the Toledo Stores Modification Agreements.

         4.      ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS

                 As of the effective time of the applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Section V.A.2) to be held by Reorganized Elder-Beerman or another surviving, resulting, or acquiring corporation in the applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

         5.      APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

                 The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this
Section V.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The order of the Bankruptcy Court approving the Disclosure Statement, the Confirmation Order, or another order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption, assignment, or amount of the proposed Cure Amount Claim.

B.       PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

                 To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (1) by payment of the Cure Amount Claim in cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease, provided that no such agreement shall call for the satisfaction of any Cure Amount Claim, in whole or in part, by the issuance of New Equity. If there is a dispute regarding: (1) the amount of any Cure Amount Claim, (2) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy
Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption of such contract or lease, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in cash.

C.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

                 On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section V.A (including any related agreements assumed pursuant to Section V.A.2), each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases listed on Exhibit V.C. Each contract and lease listed on Exhibit V.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.C will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including related agreements as described above in Section V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Any Executory Contract and Unexpired Lease not listed on Exhibit V.A.1 will be rejected irrespective of whether such contract is listed on Exhibit V.C. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

D.       BAR DATE FOR REJECTION DAMAGES

                 Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E.1) by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors, or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the later of: (1) the Effective Date and (2) service of a notice of amendment pursuant to Section V.A providing for the rejection of the applicable Executory Contract or Unexpired Lease.

E.       SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE ISSUES

         1.      OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS, AND EMPLOYEES

                 a. The obligations of each Debtor or Reorganized Debtor to indemnify any person serving as one of its directors, officers, or employees as of or following the Petition Date, by reason of such person's prior or future service in such a capacity, or as a director, officer, or employee of another corporation, partnership, or other legal entity, to the extent provided in the applicable articles of incorporation, code of regulations, or similar constituent documents or by statutory law or written agreement of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                 b. The obligations of each Debtor or Reorganized Debtor to indemnify any person who, as of the Petition Date, was no longer serving as a director, officer, or employee of such Debtor or Reorganized Debtor, which indemnity obligation arose by reason of such person's prior service in any such capacity, or as a director, officer, or employee of another corporation, partnership, or other legal entity, whether provided in the applicable articles of incorporation, code of regulations, or similar constituent documents or by statutory law, written agreement, policies, or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section V.D.

         2. REINSTATEMENT OF ALLOWED SECONDARY LIABILITY CLAIMS ARISING FROM OR RELATED TO EXECUTORY CONTRACTS OR UNEXPIRED LEASES ASSUMED BY THE DEBTORS

                 On the Effective Date, any Allowed Secondary Liability Claim arising from or related to any Debtor's joint or several liability for the obligations under or with respect to: (a) any Executory Contract or Unexpired Lease that is being assumed or deemed assumed pursuant to section 365 of the Bankruptcy Code by another Debtor; (b) any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor; or (c) a Reinstated Claim will be Reinstated. Accordingly, such Allowed Secondary Liability Claims will survive and be unaffected by entry of the Confirmation Order.

F. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

                 Executory Contracts and Unexpired Leases entered into or assumed and other obligations incurred after the Petition Date by any Debtor will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such Executory Contracts and Unexpired Leases and other obligations will survive and remain unaffected by entry of the Confirmation Order.


                                   ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS OR INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

         1.      DISTRIBUTIONS TO BE MADE ON EFFECTIVE DATE

                 Except as otherwise provided in this Article VI, distributions of cash and New Equity to be made on the Effective Date to holders of Claims or Interests that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 60 days after the Effective Date or (b) such later date when the applicable conditions of Section V.B (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.D.2 (regarding undeliverable distributions), or Section VI.I (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims or Interests that become Allowed Claims or Allowed Interests after the Effective Date will be made pursuant to Sections VI.G and VII.C.

         2. DISTRIBUTIONS ON EFFECTIVE DATE IN RESPECT OF ELDER-BEERMAN RESERVE CLASS CLAIMS

                 From and after the Effective Date, cash to be distributed on account of Elder-Beerman Reserve Class Claims will be deposited in a segregated bank account in the name of the applicable Disbursing Agent, held in trust pending distribution by the Disbursing Agent for the benefit of the holders of such Claims, accounted for separately, and will not constitute property of any of the Reorganized Debtors. The Disbursing Agent will invest such cash in a manner consistent with Reorganized Elder-Beerman's investment and deposit guidelines. Distributions of cash on account of each Allowed Elder-Beerman Reserve Class Claim will include a Pro Rata share of the Cash Investment Yield from such investment of cash.
 New Equity to be issued and distributed will be issued as of the Effective Date, irrespective of the date on which it actually is distributed.

         3. DISTRIBUTIONS ON EFFECTIVE DATE IN RESPECT OF MARGO'S RESERVE CLASS CLAIMS

                 From and after the Effective Date, cash to be distributed on account of Allowed Margo's Reserve Class Claims will be deposited in a segregated bank account in the name of the applicable Disbursing Agent, held in trust pending distribution by the Disbursing Agent for the benefit of the holders of such Claims, accounted for separately, and will not constitute property of any of the Reorganized Debtors. The Disbursing Agent will invest such cash in a manner consistent with Reorganized Elder-Beerman's investment and deposit guidelines. Distributions of cash on account of each Allowed Margo's Reserve Class Claim will include a Pro Rata share of the Cash Investment Yield from such investment of cash.

B.       METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

                 Reorganized Elder-Beerman, or such Third Party Disbursing Agents as Reorganized Elder-Beerman may employ in its sole discretion, will make all distributions of cash and New Equity required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan.

C.       COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

                 Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized Elder-Beerman, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized Elder-Beerman, and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims or Allowed Interests (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

D.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         1.      DELIVERY OF DISTRIBUTIONS IN GENERAL

                 Distributions to holders of Allowed Claims or Allowed Interests will be made by a Disbursing Agent (a) at the addresses set forth on the respective proofs of Claim or Interest Filed by holders of such Claims or Interests; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agents after the date of Filing of any related proof of Claim or Interest; or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

         2.      UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

                 a.        HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS

                           I. If any distribution to an Allowed Claim or Allowed
Interest holder is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.D.2.a.i until such time as a distribution becomes deliverable. Undeliverable cash (including dividends or other distributions on undeliverable New Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable cash will invest such cash in a manner consistent with the investment and deposit guidelines of Reorganized Elder-Beerman. Undeliverable New Equity will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

                           II. Pending the distribution of any New Common Stock,
each Disbursing Agent will cause
all of the New Common Stock held by it in its capacity as Disbursing Agent to be: (a) represented in person or by proxy at each meeting of the stockholders of Reorganized Elder-Beerman; (b) voted in any election of directors of Reorganized Elder- Beerman, for the nominees recommended by the board of directors of Reorganized Elder-Beerman; and (c) voted with respect to any other matter, as recommended by the board of directors of Reorganized Elder-Beerman.

                 b.        AFTER DISTRIBUTIONS BECOME DELIVERABLE

                 On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims or Allowed Interests during the preceding calendar quarter. Each such distribution will include, to the extent applicable: (i) dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Common Stock included in such distribution and (ii) a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable cash (including dividends or other distributions on undeliverable New Common Stock) from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable.

                 c.        FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

                 Any holder of an Allowed Claim or Allowed Interest that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and (ii) the last date on which a distribution was deliverable will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. In such cases with respect to Allowed Claims in a Reserve Class, cash and New Common Stock will be retained in applicable Disputed Claims Reserve, for redistribution Pro Rata to holders of Allowed Claims in the applicable Reserve Class, pursuant to Section VI.G.2.b. For purposes of this redistribution, each Allowed Claim in a Reserve Class for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims or Allowed Interests in a non-Reserve Class, unclaimed cash and New Equity will become property of Reorganized Elder-Beerman, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized Elder-Beerman. Nothing contained in the Plan will require any Debtor, Reorganized Debtor, or Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

E.       DISTRIBUTION RECORD DATE

         1. A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Bank Loan Claim that is not in accordance with the Claims Transfer Order or that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Bank Loan Claims who are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date in accordance with the Claims Transfer Order, if applicable.

         2. As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Notes and the Old Equity, as maintained by the Debtors, will be closed. The applicable Disbursing Agents will have no obligation to recognize the transfer or sale of any Note Claim that is not in accordance with the Claims Transfer Order or that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date in accordance with the Claims Transfer Order, if applicable.

         3. Except as otherwise provided in an order of the Bankruptcy Court that is not subject to any stay, the transferees of Claims in a Reserve Class that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

F.       MEANS OF CASH PAYMENTS

                 Except as otherwise specified herein, cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor, or by wire transfer from a domestic bank, at the option of the applicable Debtor or Reorganized Debtor; provided, however, that cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         1.      ALLOWED CLAIMS OR ALLOWED INTERESTS IN NON-RESERVE CLASSES

                 Subject to Section VI.A, on the Effective Date, each holder of an Allowed Claim or an Allowed Interest in a non-Reserve Class will receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable non-Reserve Class. On each Quarterly Distribution Date, distributions will also be made, pursuant to Section VII.C, to holders of Disputed Claims or Disputed Interests in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

         2.      ALLOWED CLAIMS IN RESERVE CLASSES

                 a.        INITIAL DISTRIBUTIONS

                 The amount of distributions to be made on the Effective Date (subject to Section VI.A) to holders of Allowed Claims in a Reserve Class on account of such Claims will be calculated as if each Disputed Claim in the applicable Reserve Class were an Allowed Claim in its Face Amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to
Section VII.C, to holders of Disputed Claims in a Reserve Class that were allowed during the preceding calendar quarter. Such quarterly distributions will also be calculated pursuant to the provisions set forth in this Section VI.G.2.a.

                  b. ADDITIONAL QUARTERLY DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS

                 On each Quarterly Distribution Date, each holder of a Claim previously allowed in a Reserve Class will receive an additional distribution from the applicable Disputed Claims Reserve on account of such Claim in an amount equal to: (i) the amount of cash and New Common Stock that such holder would have been entitled to receive pursuant to Section VI.G.2.a as if such Claim had become an Allowed Claim on the applicable Quarterly Distribution Date, minus (ii) the aggregate amount of cash and New Common Stock previously distributed on account of such Claim. Each such quarterly additional distribution also will include, on the basis of the amount then being distributed: (i) any dividends or other distributions made on account of the New Common Stock held in the Disputed Elder-Beerman Claims Reserve and (ii) a Pro Rata share of the Cash Investment Yield from the investment of any cash in a Disputed Claims Reserve, from the date such amounts would have been due had such Claim initially been paid on the Effective Date 100% of the allowed amount to the date that such distribution is made.

         3.      DISTRIBUTIONS OF NEW EQUITY

                 a. Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock and whole numbers of New Warrants will be issued. When any distribution on account of an Allowed Claim or Allowed Interest would otherwise result in the issuance of a number of shares of New Common Stock or New Warrants that is not a whole number, the actual distribution of shares of such stock or warrants will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (ii) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock and the number of New Warrants to be distributed to a Class of Claims or Interests will be adjusted as necessary to account for the rounding provided for in this
Section VI.G.3. No consideration will be provided in lieu of fractional shares or warrants that are rounded down.

                 b. Subject to the provisions of the New Share Purchase Rights Agreement, each share of New Common Stock distributed pursuant to the Plan will be accompanied by one New Share Purchase Right.

         4.      DE MINIMIS DISTRIBUTIONS

                 No Disbursing Agent will be required to distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of such Claim is less than $20. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $20 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any cash not distributed pursuant to this Section VI.G.4 with respect to Claims in a non-Reserve Class will be the property of Reorganized Elder-Beerman, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized Elder-Beerman. Any cash not distributed pursuant to this Section VI.G.4 with respect to Allowed Claims in a Reserve Class, including dividends or other distributions made on account of New Common Stock held in the Disputed Elder-Beerman Claims Reserve, will be retained in the applicable Disputed Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in the applicable Reserve Class, pursuant to Section VI.G.2.b. For purposes of this redistribution, each Allowed Claim in a Reserve Class for which distributions are less than $20 will be deemed disallowed in its entirety.

         5.      COMPLIANCE WITH TAX REQUIREMENTS

                 a. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                 b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash or New Equity pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding, and other tax obligations.

H.       SETOFFS

                 Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Reorganized Debtors or, with instructions from the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to the Plan on account of such Claim or Interest (before any distribution is made on account of such Claim or Interest) the claims, rights, and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim or Allowed Interest; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any such claims, rights, and causes of action that the Debtor or Reorganized Debtor may possess against such holder. With respect to any claim, right, or cause of action of any Debtor that arose prior to the Petition Date, to the extent that a Reorganized Debtor fails to effect a setoff with a holder of an Allowed Claim or

Allowed Interest and seeks to collect on such claim, right, or cause of action from such holder after a distribution to such holder pursuant to the Plan on account of its Claim or Interest, the applicable Reorganized Debtor's recovery on its claim against such holder will be limited to an amount that does not exceed the amount that would have been recovered had such claim, right, or cause of action against the holder been set off against the holder's Allowed Claim or Allowed Interest prior to any distribution pursuant to the Plan to the holder on account of such Allowed Claim or Allowed Interest.

I.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

                 As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest evidenced by the notes, instruments, securities, or other documentation canceled pursuant to
Section IV.I, the holder of such Claim or Interest will tender, as specified in this Section VI.I, the applicable notes, instruments, securities, or other documentation evidencing such Claim or Interest to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Any cash and New Equity to be distributed pursuant to the Plan on account of any such Claim or Interest will, pending such surrender, be treated as an undeliverable distribution pursuant to Section VI.D.2.

         1.      UNTENDERED SECURITIES

                 Except as provided in Section VI.I.2 for lost, stolen, mutilated, or destroyed Untendered Securities, each holder of an Allowed Claim or Allowed Interest evidenced by an Untendered Security will tender such Untendered Security to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Disbursing Agents as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Untendered Security to act and the authenticity of any signatures required thereon. All surrendered Untendered Securities will be marked as canceled and delivered to the appropriate Reorganized Debtor.

         2.      LOST, STOLEN, MUTILATED, OR DESTROYED UNTENDERED SECURITIES

                 Any holder of a Claim or Interest evidenced by an Untendered Security that has been lost, stolen, mutilated, or destroyed will, in lieu of surrendering such Untendered Security, deliver to the applicable Disbursing
Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation, or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors, as applicable, harmless from any damages, liabilities, or costs incurred in treating such individual as a holder of an Untendered Security. Upon compliance with this Section VI.I.2 by a holder of a Claim or Interest evidenced by an Untendered Security, such holder will, for all purposes under the Plan, be deemed to have surrendered an Untendered Security.

         3.      FAILURE TO SURRENDER CANCELED UNTENDERED SECURITIES

                 Any holder of an Untendered Security that fails to surrender or be deemed to have surrendered the Untendered Security within two years after the Effective Date will have its claim for a distribution pursuant to the Plan on account of such Untendered Security discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. In such cases, any cash or New Equity held for distribution on account of such claim will be disposed of pursuant to the provisions set forth in
Section VI.D.2.c.

         4.      OTHER NOTES, INSTRUMENTS, OR DOCUMENTS

                 Except as provided below for lost, stolen, mutilated, or destroyed notes or other instruments, holders of Allowed Bank Loan Claims will be required to surrender any existing notes or, if not evidenced by a note, any other instrument evidencing their respective Allowed Claims as and when such entities receive cash or New Common Stock pursuant to the Plan. If any such entity's notes or their instruments evidencing its Allowed Claims are lost, stolen, mutilated, or destroyed, such entity will be required, in lieu of surrendering such note or other instrument, to deliver to the applicable Disbursing Agent evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation, or destruction.

                                  ARTICLE VII.

              PROCEDURES FOR RESOLVING DISPUTED CLAIMS OR INTERESTS

A.       PROSECUTION OF OBJECTIONS TO CLAIMS OR INTERESTS

         1.      OBJECTIONS TO CLAIMS OR INTERESTS

                 All objections to Claims or Interests must be Filed and served on the holders of such Claims or Interests by the Claims Objection Bar Date, and
(a) if Filed prior to the Effective Date, such objections shall be served on the parties on the then applicable service list in the Reorganization Cases and (b) if Filed after the Effective Date, such objections shall be served on the Claims Resolution Committee. If an objection has not been Filed to a proof of Claim or Interest or a scheduled Claim by the Claims Objection Bar Date, the Claim or Interest to which the proof of Claim or Interest or scheduled Claim relates will be treated as an Allowed Claim or Interest if such Claim or Interest has not been allowed earlier. An objection is deemed to have been timely Filed as to all Personal Injury Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.2.

         2.      AUTHORITY TO PROSECUTE OBJECTIONS

                 After the Confirmation Date, only the Debtors or Reorganized Debtors will have the authority to File objections, settle, compromise, withdraw, or litigate to judgment objections to Claims or Interests. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court; provided, however, that (a) the Reorganized Debtors shall promptly serve on the Claims Resolution Committee and File with the Bankruptcy Court a written notice of any settlement or compromise of a Claim with a Face Amount in excess of $500,000 and
(b) the Claims Resolution Committee shall be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Reorganized Debtors within ten days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise shall be final without further action of the Bankruptcy Court.

B.       TREATMENT OF DISPUTED CLAIMS OR DISPUTED INTERESTS

         1. NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS OR DISPUTED INTERESTS AND DISPUTED CLAIMS RESERVES

                 Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest or, if less than an entire Claim is a Disputed Claim, the portion of such Claim that is a Disputed Claim, until such Claim, portion of a Claim, or Interest becomes an Allowed Claim or an Allowed Interest. In lieu of distributions under the Plan to holders of Disputed Claims that would be in a Reserve Class if allowed, the Disputed Claims Reserves will be established on the Effective Date. Reorganized Elder-Beerman will fund the Disputed Claims Reserves with cash and New Common Stock, as applicable, as described in Section VII.B.2.

         2.      FUNDING OF DISPUTED CLAIMS RESERVES AND RECOURSE

                 a.        FUNDING

                           i.        On the Effective Date, cash will be
deposited in the Disputed Elder-Beerman Claims Reserve in an amount equal to the difference between: (A) the Cash Distribution Amount, minus (B) the amount of cash distributed on the Effective Date on account of Allowed Claims in the Elder-Beerman Reserve Class.

                           ii.       On the Effective Date, New Common Stock
will be placed in the Disputed Elder-Beerman Claims Reserve in a number of shares equal to the difference between: (A) 12,279,611 shares, minus (B) the number of shares of New Common Stock distributed on the Effective Date on account of Allowed Claims in the Elder-Beerman Reserve Class.

                           iii. On the Effective Date, cash will be deposited in
the Disputed Margo's Claims Reserve in an amount equal to the difference between: (A) $2,516,641, minus (B) the amount of cash distributed on the Effective Date on account of Allowed Claims in the Margo's Reserve Class.

                 b.        RECOURSE

                 Each holder of a Disputed Claim that ultimately becomes an Allowed Claim in a Reserve Class will have recourse only to the undistributed cash and New Common Stock held in the applicable Disputed Claims Reserve for satisfaction of the distributions to which holders of Allowed Reserve Class Claims are entitled under the Plan, and not to any Reorganized Debtor, its property, or any assets previously distributed on account of any Allowed Claim.

         3.      PROPERTY HELD IN DISPUTED CLAIMS RESERVES

                 a. Cash held in a Disputed Claims Reserve (including dividends and other distributions on New Common Stock held in the Disputed Elder-Beerman Claims Reserve) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent, held in trust for the benefit of the potential claimants of such funds, accounted for separately, and will not constitute property of the Reorganized Debtors. The Disbursing Agent will invest the cash held in the applicable Disputed Claims Reserve in a manner consistent with Reorganized Elder-Beerman's investment and deposit guidelines. The Disbursing Agent will also place in the applicable Disputed Claims Reserve the Cash Investment Yield from such investment of cash.

                 b. New Common Stock held in the Disputed Elder-Beerman Claims Reserve will be held in trust for the benefit of the potential claimants of such securities by the applicable Disbursing Agent, accounted for separately, and will not constitute property of the Reorganized Debtors. Pending the distribution of any New Common Stock held in the Disputed Elder-Beerman Claims Reserve, such stock will be voted pursuant to Section VI.D.2.a.ii.

C.       DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS OR DISPUTED INTERESTS ONCE
         ALLOWED

                 On each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in Section VI.G.2. Holders of Disputed Claims in Reserve Classes that ultimately are allowed will also be entitled to receive, on the basis of the amount ultimately allowed, the net amount of: (1) any dividends or other distributions received on account of the shares of New Common Stock to be distributed and (2) a Pro Rata share of the Cash Investment Yield from the investment of any cash in the applicable Disputed Claims Reserve from the Effective Date or, with respect to net cash proceeds generated after the Effective Date from property held in a Disputed Claims Reserve, the date that such cash was invested after the Effective Date to the date that such distributions are made from the Disputed Claims Reserve.

D.       TAX REQUIREMENTS FOR INCOME GENERATED BY DISPUTED CLAIM RESERVES

                 The recovery of holders of Claims in a Reserve Class consists of the treatment set forth herein and post- Effective Date interest on such Claims at a rate determined by the Cash Investment Yield. Therefore, the Reorganized Debtors and the holders of all Allowed Claims in a Reserve Class will treat cash distributions of the Cash Investment Yield as interest for all income tax purposes, and the applicable Reorganized Debtor will cause such information returns to be issued to such holders consistent with this treatment as may be required by any governmental unit. The applicable Reorganized Debtor will include in its tax returns all items of income, deduction, and credit of the Disputed Claims Reserves; provided, however, that no distribution will be made to the applicable Reorganized Debtor out of the Disputed Claims Reserves as a result of this inclusion. The applicable Disbursing Agent will pay, or cause to be paid, out of the funds held in the applicable Disputed Claims Reserve, any tax imposed on the Disputed Claims Reserve (as opposed to the applicable Reorganized Debtor or the holders of Claims in the applicable Reserve Class) by any governmental unit with respect to income generated by the funds and New Common Stock held in the Disputed Claims Reserve. The applicable Disbursing Agent will also file or cause to be filed any tax or information return related to the applicable Disputed Claims Reserve that is required by any governmental unit.

                                  ARTICLE VIII.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

                 The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions has been satisfied or duly waived by the Debtors pursuant to Section VIII.C:

         1. The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors.

         2. The Comprehensive Settlement Agreement and all of the compromises and settlements to be effected thereby shall be approved, pursuant to Bankruptcy Rule 9019, by an order of the Bankruptcy Court (contemplated to be part of the Confirmation Order); provided, however, that if Beerman-Peal votes to reject the Plan, this condition shall not apply to the extent that the Comprehensive Settlement Agreement relates to the Beerman Entities.

B.       CONDITIONS TO EFFECTIVE DATE

                 The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or duly waived by the Debtors pursuant to Section VIII.C:

         1. The New Common Stock shall have been authorized for listing on or accepted for quotation through a National Securities Exchange.

         2. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases, and other agreements or documents created in connection with the Plan, including the Comprehensive Settlement Agreement.

         3. Each of the parties to the Comprehensive Settlement Agreement shall have executed and delivered to the Debtors such agreement; provided, however, that if Beerman-Peal votes to reject the Plan, this condition shall not apply with respect to the execution and delivery of the Comprehensive Settlement Agreement by the Beerman Entities.

         4. The final terms of the Exit Financing Facility shall be satisfactory to the Debtors.

C.       WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE DATE

                 The conditions to Confirmation and the Effective Date set forth in Sections VIII.A and VIII.B may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court after five days' written notice of such waiver to (a) each Creditors' Committee, (b) the ESOP Committee,
(c) Beerman-Peal (if Beerman-Peal does not vote to reject the Plan), and (d) the DIP Lender. The failure to satisfy or waive a condition may be asserted by a Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors).

D.       EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

                 Each of the conditions to the Effective Date must be satisfied or duly waived by the Debtors in accordance with Article VIII within 60 days after the Confirmation Date, or by such later date, after notice and a hearing, as is proposed by the Debtors. If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section VIII.C by such date, then upon motion by the Debtors, either of the Creditors' Committees, the ESOP Committee, or any of the Beerman Entities (if Beerman-Peal does not vote to reject the Plan ) made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section VIII.D, the Plan will be null and void in all respects, including the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code, and the assumptions, assignments or rejections of Executory Contracts or Unexpired Leases pursuant to Sections V.A and V.C, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors; or (2) prejudice in any manner the rights of the Debtors or any other party in interest.


                                   ARTICLE IX.

                         CONFIRMABILITY AND SEVERABILITY
                             OF A PLAN AND CRAMDOWN

A.       CONFIRMABILITY AND SEVERABILITY OF A PLAN

                 The Plan constitutes a separate plan of reorganization for each Debtor. Accordingly, the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Debtor. The Debtors reserve the right to modify or to revoke or withdraw the Plan, as it applies to any particular Debtor, pursuant to Sections XII.C and XII.D. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code will not limit or affect: (1) the Confirmation of the Plan, as it applies to any other Debtor, and (2) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

B.       CRAMDOWN

                 The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification. Such modifications may include reclassification of certain Claims in Class C-5 to reflect the differing interests of certain creditors or groups of creditors holding Unsecured Claims in such Class.


                                   ARTICLE X.

                       DISCHARGE, TERMINATION, INJUNCTION,
                            AND SUBORDINATION RIGHTS

A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

         1. Except as provided in Section X.A.2 or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in Section X.A.2 or in the Confirmation Order, Confirmation will, as of the Effective Date: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan and (b) terminate all Interests and other rights of equity security holders in the Debtors.

         2. Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against Margo's; provided, however, that no holder of a Claim against Margo's may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor, their respective successors, or their respective property, except as expressly provided herein for holders of Administrative Claims (Section III.A.1), Priority Tax Claims (Section III.A.2), or Classified Claims (Section III.B) against Margo's.

         3. In accordance with the foregoing, except as provided in the Plan or Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all such Claims and other debts and liabilities against the Debtors and termination of all such Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

B.       INJUNCTIONS

         1. Except as provided in the Plan or Confirmation Order, as of the Effective Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, or their respective property; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         2. As of the Effective Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability against Margo's that would be discharged upon Confirmation but for the provisions of section 1141(d)(3) of the Bankruptcy Code and Section X.A.2 are permanently enjoined from taking any of the following actions on account of any such Claim, debt, or liability: (a) commencing or continuing in any manner any action or other proceeding against Margo's, Reorganized Margo's, or its property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against Margo's, Reorganized Margo's, or its property, other than as permitted pursuant to (a) above; (c) creating, perfecting, or enforcing any lien or encumbrance against Margo's, Reorganized Margo's, or its property; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to Margo's or Reorganized Margo's; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         3. As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action, or liability that is released pursuant to the Comprehensive Settlement Agreement or otherwise pursuant to the Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, demands, debts, rights, causes of action, or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         4. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section X.B.

C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

         1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code, or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

         2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made pursuant to the Plan on account of such Claim or Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, and their respective property and Claim and Interest holders, and is fair, equitable, and reasonable.


                                   ARTICLE XI.

                            RETENTION OF JURISDICTION

                 Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

         3. Resolve any matters related to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including Cure Amount Claims and those matters related to the amendment of Exhibits V.A.1 and V.C after the Effective Date pursuant to Section V.A to add or delete any Executory Contracts or Unexpired Leases to the lists of Executory Contracts and Unexpired Leases to be assumed, assumed and assigned, or rejected;

         4. Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

         6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         7. Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

         8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

         9. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

         10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

         11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; and

         12. Enter an order concluding the Reorganization Cases.


                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

A. DISSOLUTION OF THE CREDITORS' COMMITTEES AND CREATION OF THE CLAIMS RESOLUTION COMMITTEE

         1.      CREDITORS' COMMITTEE

                 On the Effective Date, each of the Creditors' Committees will dissolve and the members of each Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases. The Professionals retained by each of the Creditors' Committees and the members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.f.ii.A.

         2.      CLAIMS RESOLUTION COMMITTEE

                 a.        FUNCTION AND COMPOSITION OF THE COMMITTEE

                 On the Effective Date, the Claims Resolution Committee will be established. Its sole function will be to monitor the Reorganized Debtors' progress in (i) reconciling and resolving Disputed Claims in Reserve Classes and
(ii) making distributions on account of such Claims once resolved. The Claims Resolution Committee will consist of up to three holders of Claims who will be chosen as follows: (i) the Institutional Lenders' Committee may designate one of its members to serve on the Claims Resolution Committee; (ii) the Trade Creditors' Committee may designate one of its members to serve on the Claims Resolution Committee; and (iii) the Creditors' Committees may jointly select a member of either Creditors' Committee to serve on the Claims Resolution Committee.

                 b.        COMMITTEE PROCEDURES

                 The Claims Resolution Committee will adopt by-laws that will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (i) a majority of the Claims Resolution Committee will constitute a quorum; (ii) one member of the Claims Resolution Committee will be designated by the majority of its members as its chairperson;
(iii) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable; and (iv) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

                  c. EMPLOYMENT OF PROFESSIONALS BY THE COMMITTEE AND REIMBURSEMENT OF COMMITTEE MEMBERS

                 The Claims Resolution Committee will be authorized to retain and employ one law firm as counsel. The Claims Resolution Committee also will be authorized to retain and employ one accounting firm; provided, however, that the Claims Resolution Committee must deliver a written notice to the Reorganized Debtors before each request for substantial services from its accountants, which notice will describe the services to be requested, an estimate of the cost for such services, and the reason why such services are necessary and reasonable. The role of the Claims Resolution Committee's professionals will be strictly limited to assisting the committee in its functions as set forth herein. The Claims Resolution Committee will use its best faith efforts to limit the amount of its professionals' fees and expenses. The Reorganized Debtors will pay the actual, necessary, reasonable, and documented fees and expenses of the professionals retained by the Claims Resolution Committee, as well as the actual, necessary, reasonable, and documented expenses incurred by each committee member in the performance of its duties, in accordance with Reorganized Elder-Beerman's normal business practices for compensating and reimbursing professionals. Other than as specified in the preceding sentence, the members of the Claims Resolution Committee will serve without compensation. If there is any unresolved dispute between the Reorganized Debtors and the

Claims Resolution Committee, its professionals, or a member thereof as to any fees or expenses, such dispute will be submitted to the Bankruptcy Court for resolution.

                 d.        DISSOLUTION OF THE COMMITTEE

                 Subject to further order of the Bankruptcy Court, the Claims Resolution Committee will dissolve on the six-month anniversary of the Effective Date. The professionals retained by the Claims Resolution Committee and the members of the committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the date of dissolution of the committee.

B.       LIMITATION OF LIABILITY

                 The Debtors, the Reorganized Debtors, and their respective directors, officers, employees, and Professionals, acting in such capacity, and the Creditors' Committees and the ESOP Committee and their respective members and Professionals, acting in such capacity, will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan; provided, however, that the foregoing provisions of this Section XII.B will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release, or other agreement or document to be delivered or distributed in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.       MODIFICATION OF THE PLAN

                 Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, or modify the Plan before its substantial consummation.

D.       REVOCATION OF THE PLAN

                 The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any such Debtors.

E.       SEVERABILITY OF PLAN PROVISIONS

                 If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.       SUCCESSORS AND ASSIGNS

                 The rights, benefits, and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

G.       SERVICE OF CERTAIN PLAN EXHIBITS AND DISCLOSURE STATEMENT EXHIBITS

                 Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and the Disclosure Statement. Any party in interest may review the Plan Exhibits during normal business hours (9:00 a.m. to 4:30 p.m.) in the Document Reviewing Centers.

H.       SERVICE OF DOCUMENTS

                 Any pleading, notice, or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Creditors' Committees, the ESOP Committee, the DIP Lender, or Beerman-Peal, must be sent by overnight delivery service, facsimile transmission, courier service, or messenger to:

THE ELDER-BEERMAN STORES CORP.                    Kevin E. Irwin, Esq.
3155 El-Bee Road                                  KEATING, MUETHING & KLEKAMP
Dayton, Ohio 45439                                1800 Provident Tower
(937) 296-2700                                    One East Fourth Street
Attn:  General Counsel                            Cincinnati, Ohio 45402
                                                  (513) 579-6427
Richard M. Cieri, Esq.
JONES, DAY, REAVIS & POGUE                        (Counsel to the ESOP Committee)
North Point
901 Lakeside Avenue                               Marcia L. Goldstein, Esq.
Cleveland, Ohio 44114                             Weil, Gotshal & Manges LLP
(216) 586-3939                                    767 Fifth Avenue
                                                  New York, New York  10153-0119
(Counsel to the Debtors and Reorganized Debtors)
                                                  (Counsel to the DIP Lender)
Alan R. Lepene, Esq.
THOMPSON, HINE & FLORY LLP                        Shawn M. Riley, Esq.
3900 Society Center                               McDONALD, HOPKINS, BURKE & HABER CO.
127 Public Square                                 LPA
Cleveland, Ohio 44114                             600 Superior Avenue, NE
(216) 566-5520                                    2100 Bank One Center
                                                  Cleveland, Ohio 44114
(Counsel to the Institutional Lenders' Committee) (216) 348-5400

Lawrence C. Gottlieb, Esq.                        (Counsel to the Beerman Entities)
SIEGEL, SOMMERS & SCHWARTZ L.L.P.
470 Park Avenue, South                            Alexander G. Barkan, Esq.
16th Floor                                        OFFICE OF THE UNITED STATES TRUSTEE
New York, New York 10016                          170 N. High Street, Suite 200
(212) 889-7570                                    Columbus, Ohio 43215-2403
                                                  (614) 569-7411
(Counsel to the Trade Creditors' Committee)




Dated:  November 17, 1997                         Respectfully submitted,

                                                  THE ELDER-BEERMAN STORES CORP.
                                                  (for itself and on behalf of the Elder-Beerman
                                                  Subsidiary Debtors)


                                                  By: /s/ Max Gutmann
                                                      ------------------------------------------
                                                  Name: Max Gutmann
                                                  Title: Chairman of the Board


Counsel:

RICHARD M. CIERI (0032464)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

SCOTT J. DAVIDO (Pa. Atty. No. 75565)
JONES, DAY, REAVIS & POGUE
One Mellon Bank Center, 31st Floor
500 Grant Street
Pittsburgh, Pennsylvania 15219
(412) 391-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN
POSSESSION